                                                                   Exhibit 4.3.2


                                     TRUST B

                          SALE AND SERVICING AGREEMENT
                                      Among

                      ADVANTA MORTGAGE LOAN TRUST 1998-4B,

                                   as Issuer,

                    ADVANTA MORTGAGE CONDUIT SERVICES, INC.,
                                   as Sponsor,

                           ADVANTA MORTGAGE CORP. USA,
                               as Master Servicer,

                                       and

                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                              as Indenture Trustee

                          Dated as of November 1, 1998

                                TABLE OF CONTENTS
                         (Not a Part of this Agreement)


                                                                                                            Page
Parties..................................................................................................      1

Recitals.................................................................................................      1


ARTICLE I DEFINITIONS; RULES OF CONSTRUCTION.............................................................      2




     Section 1.1.   Definitions..........................................................................      2
     Section 1.2.   Use of Words and Phrases.............................................................     15
     Section 1.3.   Captions; Table of Contents..........................................................     15
     Section 1.4.   Opinions.............................................................................     15

ARTICLE II CONVEYANCE OF MORTGAGE LOANS..................................................................     15

     Section 2.1.   Conveyance of the Initial Mortgage Loans.............................................     15
     Section 2.2.   Acceptance by the Issuer; Certain Substitutions of Mortgage Loans; Certification by
                       Indenture Trustee.................................................................     18
     Section 2.3.   Cooperation Procedures...............................................................     19
     Section 2.4.   Conveyance of the Subsequent Mortgage Loans..........................................     19
     Section 2.5.   Retransfers of Mortgage Loans at Election of Sponsor.................................     22

ARTICLE III REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SPONSOR AND THE MASTER SERVICER.............     22

     Section 3.1.   Representations and Warranties of the Sponsor........................................     22
     Section 3.2.   Representations and Warranties of the  Master Servicer...............................     24
     Section 3.3.   Representations and Warranties of the Sponsor with Respect to the Mortgage Loans.....     26
     Section 3.4.   Covenants of Sponsor to Take Certain Actions with Respect to the Mortgage Loans In
                       Certain Situations................................................................     27

ARTICLE IV SERVICING AND ADMINISTRATION OF MORTGAGE LOANS................................................     29

     Section 4.1.   Master Servicer and Sub-Servicers....................................................     29
     Section 4.2.   Collection of Certain Mortgage Loan Payments.........................................     30
     Section 4.3.   Sub-Servicing Agreements Between Master Servicer and Sub-Servicers...................     30
     Section 4.4.   Successor Sub-Servicers..............................................................     31
     Section 4.5.   Liability of Master Servicer.........................................................     31
     Section 4.6.   No Contractual Relationship Between Sub-Servicer and Indenture Trustee or the
                       Class B Noteholders...............................................................     31
     Section 4.7.   Assumption or Termination of Sub-Servicing Agreement by Indenture Trustee............     31
     Section 4.8.   Trust B Principal and Interest Account...............................................     31
     Section 4.9.   Delinquency Advances, Compensating Interest and Servicing Advances...................     33
     Section 4.10.  Purchase of Mortgage Loans...........................................................     34
     Section 4.11.  Maintenance of Insurance.............................................................     34
     Section 4.12.  Due-on-Sale Clauses; Assumption and Substitution Agreements..........................     35
     Section 4.13.  Realization Upon Defaulted Mortgage Loans............................................     36
     Section 4.14.  Indenture Trustee to Cooperate; Release of Files.....................................     37
     Section 4.15.  Servicing Compensation...............................................................     38
     Section 4.16.  Annual Statement as to Compliance....................................................     39
     Section 4.17.  Annual Independent Certified Public Accountants'Reports..............................     39
     Section 4.18.  Access to Certain Documentation and Information Regarding the Mortgage Loans.........     39

     Section 4.19.  Assignment of Agreement..............................................................     39

ARTICLE V SERVICING TERMINATION..........................................................................     40

     Section 5.1.  Events of Servicer Termination........................................................     40
     Section 5.2.  Inspections by the Note Insurer and the Indenture Trustee; Errors and Omissions
                      Insurance..........................................................................     44
     Section 5.3.  Merger, Conversion, Consolidation or Succession to Business of Master Servicer........     45
     Section 5.4.  Notices of to Class B Noteholders.....................................................     45

ARTICLE VI ADMINISTRATIVE DUTIES OF THE MASTER SERVICER..................................................     45

     Section 6.1.  Administrative Duties with Respect to the Indenture...................................     45
     Section 6.2.  Records...............................................................................     47
     Section 6.3.  Additional Information to be Furnished to the Issuer..................................     47

ARTICLE VII MISCELLANEOUS................................................................................     47

     Section 7.1.  Compliance Certificates and Opinions..................................................     47
     Section 7.2.  Form of Documents Delivered to the Indenture Trustee..................................     47
     Section 7.3.  Acts of Class B Noteholders...........................................................     48
     Section 7.4.  Notices, etc., to Indenture Trustee...................................................     48
     Section 7.5.  Notices and Reports to Class B Noteholders; Waiver of Notices.........................     49
     Section 7.6.  Rules by Indenture Trustee and Sponsor................................................     49
     Section 7.7.  Successors and Assigns................................................................     49
     Section 7.8.  Severability..........................................................................     49
     Section 7.9.  Benefits of Agreement.................................................................     49
     Section 7.10. Legal Holidays........................................................................     49
     Section 7.11. Governing Law.........................................................................     50
     Section 7.12. Counterparts..........................................................................     50
     Section 7.13. Usury.................................................................................     50
     Section 7.14. Amendment.............................................................................     50
     Section 7.15. The Note Insurer......................................................................     51
     Section 7.16. Notices...............................................................................     51
     Section 7.17. Limitation of Liability...............................................................     52

SCHEDULE I -- Schedules of Mortgage Loans
EXHIBIT A  --  Form of Contents of Mortgage Loan File
EXHIBIT B  --  Form of Certificate Re: Mortgage Loans Prepaid in Full
EXHIBIT C  --  Form of Indenture Trustee's Acknowledgement of Receipt
EXHIBIT D  --  Form of Certification
EXHIBIT E  --  Form of Delivery Order
EXHIBIT F  --  Form of Power of Attorney
EXHIBIT G  --  Form of Monthly Report
EXHIBIT H  --  Form of Master Servicer's Trust Receipt
EXHIBIT I  --  Form of Subsequent Transfer Agreement
EXHIBIT J  --  Form of Addition Notice

      SALE AND SERVICING AGREEMENT, relating to ADVANTA MORTGAGE LOAN TRUST 1998-4B (the "Trust" or "Issuer"), dated as of November 1, 1998, by and among ADVANTA MORTGAGE CONDUIT SERVICES, INC., a Delaware corporation, in its capacity as sponsor of the Issuer (the "Sponsor"), ADVANTA MORTGAGE CORP. USA, a Delaware corporation, in its capacity as master servicer (the "Master Servicer"), and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., a national banking association, in its capacity as indenture trustee (the "Indenture Trustee").

      WHEREAS, the Issuer desires to purchase a portfolio of the Mortgage Loans (as defined herein) originated by the Originators (as defined herein);

      WHEREAS, the Sponsor has purchased such Mortgage Loans from the Originators and is willing to sell such Mortgage Loans to the Issuer;

      WHEREAS, the Issuer desires to purchase Subsequent Mortgage Loans (as defined herein) to be originated by the Originators.

      WHEREAS, the Sponsor has an agreement to purchase such Subsequent Mortgage Loans from the Originators and is willing to sell such Subsequent Mortgage Loans to the Issuer;

      WHEREAS, the Master Servicer has agreed to service the Mortgage Loans, which constitute the principal assets of the trust estate; and

      WHEREAS, Ambac Assurance Corporation (the "Note Insurer") is intended to be a third party beneficiary of this Agreement and is hereby recognized by the parties hereto to be a third-party beneficiary of this Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Sponsor, the Master Servicer, the Issuer and the Indenture Trustee hereby agree as follows:

                                   ARTICLE I

                       DEFINITIONS; RULES OF CONSTRUCTION

      SECTION 1.1. DEFINITIONS. For all purposes of this Agreement, the following terms shall have the meanings set forth below, unless the context clearly indicates otherwise. In addition, capitalized terms used herein and not defined herein shall have their respective meanings as set forth in the
Indenture:

      "Accepted Servicing Practices": The Master Servicer's normal servicing practices in servicing and administering mortgage loans for its own account, which in general will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Properties are located and will give due consideration to the Class B Noteholders' reliance on the Master Servicer.

      "Addition Notice": With respect to the transfer of Subsequent Mortgage Loans to the Issuer pursuant to Section 2.4(a) of this Agreement, a notice in the form of Exhibit J hereto, which shall be given not later than five Business Days prior to the related Subsequent Transfer Date, of the Sponsor's designation of Subsequent Mortgage Loans to be sold to the Issuer and the aggregate Loan Balance and the weighted average Coupon Rate of such Subsequent Mortgage Loans. Such Addition Notice shall include an electronic data file in a form agreeable to the Indenture Trustee, the Note Insurer and the Master Servicer.

      "Advanta Mortgage Files": For any Mortgage Loan identified on the related Schedule of Mortgage Loans with an "A" code, the items listed as (a), (b), (c),
(d) and (f) on Exhibit A hereto.

      "Advanta Servicing Fee": With respect to any Mortgage Loan that is not an Unaffiliated Originator Loan, an amount retained by the Master Servicer or by any successor thereto as compensation for servicing and administration duties relating to such Mortgage Loan pursuant to Section 4.15 hereof and equal to 0.50% per annum of the then outstanding Loan Balance of such Mortgage Loan as of the opening of business on the first day of each calendar month payable on a monthly basis.

      "Affiliated Originators": Advanta Mortgage Corp. USA, a Delaware corporation, Advanta Mortgage Corp. Midatlantic, a Pennsylvania corporation, Advanta Mortgage Corp. Midatlantic II, a Pennsylvania corporation, Advanta Mortgage Corp. Midwest, a Pennsylvania corporation, Advanta Mortgage Corp. of New Jersey, a New Jersey corporation, Advanta Mortgage Corp. Northeast, a New York corporation, Advanta National Bank, a national banking association, Advanta Finance Corp., a Nevada corporation.

      "Agreement": This Trust B Sale and Servicing Agreement, as it may be amended from time to time, and including the Exhibits and Schedules attached hereto.

      "AMHC": Advanta Mortgage Holding Company, a Delaware corporation and the corporate parent of Advanta Mortgage Corp. USA, and the indirect corporate parent of Advanta Mortgage Conduit Services, Inc.

      "Appraised Value": The appraised value of any Property based upon the appraisal or other valuation made at the time of the origination of the related Mortgage Loan, or, in the case of a Mortgage Loan which is a purchase money mortgage, the sales price of the Property at such time of origination, if such sales price is less than such appraised value.

      "Authorized Officer": With respect to any Person, any person who is authorized to act for such Person in matters relating to this Agreement, and whose action is binding upon such Person and, with respect to the Indenture Trustee, the Sponsor, the Issuer and the Master Servicer, initially including those individuals whose names appear on the lists of Authorized Officers delivered on the Closing Date.

      "Balloon Loan": Any Mortgage Loan which has an amortization schedule which extends beyond its maturity date, resulting in a relatively large unamortized principal balance due in a single payment at maturity.

      "Business Day": Any day that is not a Saturday, Sunday or other day on which commercial banking institutions in the State of New York, the State of California or in the city in which the principal corporate trust office of the Indenture Trustee is located, are authorized or obligated by law or executive order to be closed.

      "Class A Note": Any note designated as a "Class A Note" on the face thereof.

      "Class B Deficiency Amount": As defined in the Trust B Indenture.

      "Class B Note Principal Balance": As of the Closing Date, $350,000,000. As of any Payment Date with respect to the Class B Certificates, the Class B Note Principal Balance as of the Closing Date less any amounts actually distributed theretofor as principal thereon to the Class A Notes on all prior Payment Dates.

      "Class B Note": Any note designated as a "Class B Note" on the face thereof.

      "Class B Noteholders": The holders of the Class A Notes.

      "Class C Note": Any note designated as a "Class C Note" on the face thereof.

      "Closing Date": November 24, 1998.

      "Code": The Internal Revenue Code of 1986, as amended and any successor statute.

      "Combined Loan-to-Value Ratio": With respect to any First Mortgage Loan, the percentage equal to the Original Principal Amount of the related Note divided by the Appraised Value of the related Property and with respect to any Second Mortgage Loan, the percentage equal to (a) the sum of (i) the remaining principal balance, as of origination of the Second Mortgage Loan of the Senior Lien note(s) relating to such Second Mortgage Loan and (ii) the Original Principal Amount of the Note relating to such Second Mortgage Loan divided by
(b) the Appraised Value.

      "Compensating Interest": As defined in Section 4.9(b) hereof.

      "Conduit Acquisition Trust": The trust described in the Pooling and Servicing Agreement dated as of May 1, 1997 among the Sponsor, Bankers Trust Company of California, N.A., as trustee, Advanta Mortgage Corp. USA, as the master servicer, and the "Borrowers" named therein.

      "Conduit Mortgage Files": For any Mortgage Loan identified on the related Schedule of Mortgage Loans with a "B" code, the items listed on Exhibit A hereto.

      "Control Party": Until the last sentence of Section 7.15 hereof is applicable and so long as no Note Insurer Default has occurred and is continuing, the Note Insurer, and thereafter, the Indenture Trustee.

      "Coupon Rate": The rate of interest borne by each Note.

      "Cut-Off Date": The date as of which Initial Mortgage Loans are transferred and assigned to the Issuer, the opening of business, November 1, 1998.

      "Definitive Notes": Class B Notes issued in definitive form without coupons.

      "Delinquency Advance": As defined in Section 4.9(a) hereof.

      "Delinquent": A Mortgage Loan is "delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

      "Delivery Order": The delivery order in the form set forth as Exhibit E hereto and delivered by the Issuer to the Indenture Trustee on the Closing Date pursuant to Section 2.2 of the Trust B Indenture.

      "Depository": The Depository Trust Company, 7 Hanover Square, New York, New York 10004 and any successor Depository hereafter named.

      "Designated Depository Institution": With respect to the Trust B Principal and Interest Account, an institution whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the long-term deposits of which shall be rated A2 or better by Moody's or A or better by Standard & Poor's and in the highest short-term rating category for Moody's, and Standard & Poor's unless otherwise approved in writing by the Indenture Trustee. The Note Insurer, Moody's and Standard & Poor's, and which is any of the following: (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws,
(iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the Indenture Trustee, the Note Insurer, Moody's and Standard & Poor's and, in each case acting or designated by the Master Servicer as the depository institution for the Trust B Principal and Interest Account; provided, however, that any such institution or association shall have combined capital, surplus and undivided profits of at least $100,000,000. Notwithstanding the foregoing, a Trust B Principal and Interest Account may be held by an institution otherwise meeting the preceding requirements except that the only applicable rating requirement shall be that the unsecured and uncollateralized debt obligations thereof shall be rated Baa3 or better by Moody's or BBB or better by Standard & Poor's if such institution has trust powers and the Trust B Principal and Interest Account is held by such institution in its corporate trust department.

      "Determination Date": As to each Payment Date, the third Business Day preceding such Payment Date or such earlier day as shall be agreed to by the
Note Insurer and the Indenture Trustee.

      "Direct Participant" or "DTC Participant" means any broker-dealer, bank or other financial institution for which the Depository holds Class B Notes from time to time as a securities depository.

      "Document Delivery Requirements": The Sponsor's obligations to deliver certain legal documents, to prepare and record certain Mortgage assignments or to deliver certain opinions relating to Mortgage assignments, in each case with respect to the Mortgage Loans and as set forth in Section 2.1(b) hereof.

      "Eligible Investments": Those investments so designated pursuant to
Section 8.9 of the Trust B Indenture.

      "FDIC": The Federal Deposit Insurance Corporation, or any successor thereto.

      "File": The documents delivered to the Indenture Trustee pursuant to
Section 2.1 hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Advanta Mortgage File or Conduit Mortgage File, as appropriate, pursuant to this Agreement.

      "First Mortgage Loan": A Mortgage Loan which constitutes a first priority mortgage lien with respect to any Property.

      "Indemnification Agreement": The Indemnification Agreement dated as of November 24, 1998 between the Note Insurer and the Underwriter as may be amended from time to time.

      "Indenture Trustee": Bankers Trust Company of California, N.A., located on the date of execution of this Agreement at Bankers Trust Company, 3 Park Plaza, Irvine, California 92614, a national banking association, not in its individual capacity but solely as Indenture Trustee under this Agreement, and any successor hereunder.

      "Indenture Trustee's Fees": With respect to any Payment Date, the product of (x) one-twelfth of 0.007% and (y) the aggregate Loan Balance of the Mortgage Loans as of the beginning of the related Remittance Period.

      "Indirect Participant": Any financial institution for whom any Direct Participant holds an interest in the Class B Notes.

      "Initial Mortgage Loans": The Mortgage Loans delivered by the Sponsor to the Issuer on the Closing Date.

      "Insurance Agreement": The Insurance and Indemnity Agreement dated as of November 24, 1998 among the Sponsor, the Indenture Trustee, the Master Servicer, Trust A, Trust B, Trust C, and the Note Insurer, as it may be amended from time to time.

      "Insurance Policy": Any hazard, title or primary mortgage insurance policy relating to a Mortgage Loan.

      "Issuer" or "Trust B": Advanta Mortgage Loan Trust 1998-4B, as created by the Trust B Trust Agreement.

      "Late Payment Rate": For any Payment Date, means the lesser of (a) the greater of (x) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), plus 2% per annum and (y) the then applicable highest rate of interest on the Class B Notes and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

      "Liquidated Mortgage Loan": As defined in Section 4.13(b) hereof. A Mortgage Loan which is purchased from the Issuer pursuant to Section 3.3, 3.4, 2.2(b) or 4.10 hereof is not a "Liquidated Mortgage Loan".

      "Liquidation Expenses": Expenses which are incurred by the Master Servicer or any Sub-servicer in connection with the liquidation of any defaulted Mortgage Loan, such expenses, including, without limitation, legal fees and expenses, and any unreimbursed Servicing Advances expended by the Master Servicer or any Sub-servicer pursuant to Section 4.9 with respect to the related Mortgage Loan.

      "Liquidation Proceeds": With respect to any Liquidated Mortgage Loan, any amounts (including the proceeds of any Insurance Policy) recovered by the Master Servicer in connection with such Liquidated Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise.

      "Loan Balance": With respect to each Mortgage Loan, the outstanding principal balance thereof as of the Cut-Off Date or Subsequent Cut-Off-Date, as the case may be, less any related Principal Remittance Amounts relating to such Mortgage Loan included in previous related Trust B Monthly Remittance Amounts that were transferred by the Master Servicer or any Sub-servicer to the Indenture Trustee for deposit in the Trust B Note Account; provided, however,
(x) that the Loan Balance for any Mortgage Loan which has become a Liquidated Mortgage Loan shall be zero as of the first day of the Remittance Period following the Remittance Period in which such Mortgage Loan becomes a Liquidated Mortgage Loan, and at all times thereafter and (y) the Loan Balance "as of the Cut-Off Date" for any Mortgage Loan originated during the period from the Cut-Off Date to the Closing Date shall be the original Loan Balance thereof.

      "Loan Purchase Price": With respect to any Mortgage Loan purchased from the Issuer on a Remittance Date pursuant to Section 3.3, 3.4, 2.2(b) or 4.10 hereof, an amount equal to the Loan Balance of such Mortgage Loan as of the date of purchase, plus one month's interest on the outstanding Loan Balance thereof as of the beginning of the preceding Remittance Period computed at the Coupon Rate less the Servicing Fee (expressed as an annual percentage rate), if any, together with, without duplication, the aggregate amount of (i) all delinquent interest, all

Delinquency Advances and Servicing Advances, including Nonrecoverable Advances theretofore made with respect to such Mortgage Loan and not subsequently recovered from the related Mortgage Loan, (ii) all Delinquency Advances which the Master Servicer or any Sub-servicer has theretofore failed to remit with respect to such Mortgage Loan and (iii) any Reimbursement Amount relating to the Issuer.

      "Master Servicer": Advanta Mortgage Corp. USA, a Delaware corporation, and its permitted successors and assigns.

      "Master Servicer's Trust Receipt": The Master Servicer's trust receipt in the form set forth as Exhibit H hereto.

      "Master Servicing Fee": As to any Payment Date the product of (x) one-twelfth of 0.50% and (y) the aggregate Loan Balances of the Unaffiliated Originator Loans as of the opening of business on the first day of the calendar month preceding such Payment Date.

      "Master Transfer Agreement": Any one of the Master Loan Transfer Agreements among the Sponsor and/or the Conduit Acquisition Trust, the Indenture Trustee and one or more Originators. For purposes of this Agreement the Master Loan Transfer Agreements are (x) the Master Loan Transfer Agreement dated as of June 15, 1997 among the Sponsor, the Indenture Trustee and the Affiliated Originators named therein and (y) any similar agreement with an Unaffiliated Originator designated as a "Master Transfer Agreement" together, in either case, with any related Conveyance Agreements (as defined therein).

      "Moody's": Moody's Investors Service, Inc.

      "Mortgage": The mortgage, deed of trust or other instrument creating a first or second or third lien on an estate in fee simple interest in real property securing a Note.

      "Mortgage Loans": Such of the mortgage loans transferred and assigned to the Issuer pursuant to Section 2.1(a) hereof, together with any Qualified Replacement Mortgages substituted therefor in accordance with this Agreement, as from time to time are held as a part of the Trust Estate, the Mortgage Loans originally so held being identified in the Schedule of Mortgage Loans. The term "Mortgage Loan" includes the terms "First Mortgage Loan", "Second Mortgage Loan" and "Third Mortgage Loan". The term "Mortgage Loan" includes any Mortgage Loan which is Delinquent, which relates to a foreclosure or which relates to a Property which is REO Property prior to such Property's disposition by the Issuer. Any mortgage loan which, although intended by the parties hereto to have been, and which purportedly was, transferred and assigned to the Issuer by the Sponsor, in fact was not transferred and assigned to the Issuer for any reason whatsoever shall nevertheless be considered a "Mortgage Loan" for all purposes of this Agreement. The term "Mortgage Loan" includes the terms "Initial Mortgage Loan" and "Subsequent Mortgage Loan".

      "Mortgagor": The obligor on a Note.

      "Net Liquidation Proceeds": As to any Liquidated Mortgage Loan, Liquidation Proceeds net of, without duplication, Liquidation Expenses and unreimbursed Servicing Advances, unreimbursed Delinquency Advances and accrued and unpaid Servicing Fees through the date of liquidation relating to such Liquidated Mortgage Loan. In no event shall Net Liquidation Proceeds with respect to any Liquidated Mortgage Loan be less than zero.

      "Nonrecoverable Advances": With respect to any Mortgage Loan, (a) any Delinquency Advance or Servicing Advance previously made and not reimbursed pursuant to Section 8.7 (b)(xvii) of the Indenture or Section 4.9, (b) a Delinquency Advance or Servicing Advance proposed to be made in respect of a Mortgage Loan or REO Property either of which, in the good faith business judgment of the Master Servicer, as evidenced by an Officer's Certificate delivered promptly to the Note Insurer and the Indenture Trustee following such determination would not be ultimately recoverable pursuant to Section 8.7(b)(xvii) of the Indenture or Section 4.9 or (c) any other advance identified as a Nonrecoverable Advance in subsection 4.8(d).

      "Note": The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

      "Note Account": The Note Account established in accordance with Section
8.3 of the Trust B Indenture and maintained by the Indenture Trustee.

      "Note Insurer": As defined in the recitals.

      "Note Insurer Default": Any one of the following events shall have occurred and be continuing:

      (a) The Note Insurer shall have failed to make a payment required under the Note Policy;

      (b) The Note Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar Federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar Federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

      (c) A court of competent jurisdiction, the New York Department of Insurance, the Wisconsin Department of Insurance, or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree
(i) appointing a custodian, trustee, agent or receiver for the Note Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Note Insurer (or the taking of possession of all or any material portion of the property of the
Note Insurer).

      "Note Policy": The note guaranty insurance policy dated November 24, 1998 issued by the Note Insurer to the Indenture Trustee for the benefit of the Class B Noteholders.

      "Noteholders": The holders of the Class A Notes, the Class B Notes and the Class C Notes.

      "Officer's Certificate": A certificate signed by any Authorized Officer of any Person delivering such certificate and delivered to the Indenture Trustee.

      "Operative Documents": Collectively, the Master Transfer Agreements, the Insurance Agreement, the Indemnification Agreement, and, with respect to each of Trust A, Trust B and Trust C, the related Sale and Servicing Agreement, Subsequent Transfer Agreements, Trust Agreement, Note Policy, Indenture and Notes.

      "Original Pool Principal Balance": The Pool Principal Balance as of the Closing Date.

      "Original Principal Amount": With respect to each Note, the principal amount of such Note or the mortgage note relating to a Senior Lien, as the case may be, on the date of origination thereof.

      "Originator": Any entity from which the Sponsor has purchased (or, in the case of Subsequent Mortgage Loans, will purchase) Mortgage Loans, or Advanta Mortgage Corp. USA, Advanta Mortgage Corp. Midatlantic, Advanta Mortgage Corp. Midatlantic II, Advanta Mortgage Corp. Midwest, Advanta Mortgage Corp. of New Jersey, Advanta Mortgage Corp. Northeast, Advanta National Bank and Advanta Finance Corp.

      "Outstanding": With respect to the Class B Notes, as of any date of determination, all such Class B Notes theretofore executed and delivered hereunder except:

            (i) Class B Notes theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

            (ii) Class B Notes or portions thereof for which full and final payment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Class B Noteholders;

            (iii) Class B Notes in exchange for or in lieu of which other Class B Notes have been executed and delivered pursuant to this Agreement, unless proof satisfactory to the Indenture Trustee is presented that any such Class B Notes are held by a bona fide purchaser; and

            (iv) Class B Notes alleged to have been destroyed, lost or stolen for which replacement Class B Notes have been issued as provided for in
      Section 2.4 of the Indenture.

      "Overall Event of Servicer Termination": Any event described in clause (b) of Section 5.1 hereof.

      "Owner Trustee": Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust B Trust Agreement, its successors in interest or any successor Owner Trustee under the Trust Agreement.

      "Payment Date": Any date on which the Indenture Trustee is required to make distributions to the Class B Noteholders, which shall be the 25th day of each month, commencing in the month following the Closing Date or if the 25th day is not a Business Day, then the next succeeding Business Day.

      "Percentage Interest": As to any Class B Note, that percentage, expressed as a fraction, the numerator of which is the Class B Note Principal Balance of such Class B Note as of the related Cut-Off Date and the denominator of which is the Aggregate Class B Note Principal Balance; and as to any Certificate, that Percentage Interest set forth on such Certificate.

      "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Pool Cumulative Realized Losses": With respect to any period, the sum of all Realized Losses with respect to the Mortgage Loans in Trust B experienced during such period.

      "Pool Delinquency Rate": With respect to any Remittance Period, the fraction, expressed as a percentage, equal to (x) the aggregate principal balances of all Mortgage Loans 90 or more days Delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such Remittance Period over (y) the Pool Principal Balance as of the close of business on the last day of such Remittance Period.

      "Pool Principal Balance": The aggregate principal balances of all Mortgage Loans.

      "Pool Rolling Six Month Delinquency Rate": As of any Payment Date commencing with the seventh Payment Date, the fraction, expressed as a percentage, equal to the average of the Pool Delinquency Rates for each of the six immediately preceding Remittance Periods with respect to the Mortgage Loans.

      "Prepaid Installment": With respect to any Mortgage Loan, any installment of principal thereof and interest thereon received prior to the scheduled due date for such installment, intended by the Mortgagor as an early payment thereof and not as a Prepayment with respect to such Mortgage Loan.

      "Prepayment": Any payment of principal of a Mortgage Loan in full which is received by the Master Servicer in advance of the scheduled due date for the payment of such principal (other than the principal portion of any Prepaid Installment), and the proceeds of any Insurance Policy which are to be applied as a payment of principal on the related Mortgage Loan shall be deemed to be Prepayments for all purposes of this Agreement.

      "Preservation Expenses": Expenditures made by the Master Servicer or any Sub-servicer in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation.

      "Property": The underlying property securing a Mortgage Loan.

      "Prospectus": That certain Prospectus dated September 15, 1998 naming Advanta Mortgage Conduit Services, Inc. as registrant and describing certain mortgage loan asset-backed securities to be issued from time to time as described in the related Prospectus Supplement.

      "Prospectus Supplement": That certain Prospectus Supplement dated November 2, 1998, discussing the Class B Notes issued by Trust B.

      "Qualified Replacement Mortgage": A Mortgage Loan substituted for another pursuant to Section 3.3, 3.4 or 2.2(b) hereof, which (i) bears a fixed rate of interest, (ii) has a Coupon Rate at least equal to the Coupon Rate of the Mortgage Loan being replaced, , (iii) is of the same or better property type and the same or better occupancy status as the replaced Mortgage

Loan, (iv) shall be of the same or better credit quality classification (determined in accordance with the Originators' credit underwriting guidelines) as the Mortgage Loan being replaced, (v) shall mature no later than the Payment Date in November, 2028, (vi) has a Combined Loan-to-Value Ratio as of the Cut-Off Date or Subsequent Cut-Off Date no higher than the Combined Loan-to-Value Ratio of the replaced Mortgage Loan at such time, (vii) has a Loan Balance as of the related Replacement Cut-Off Date equal to or less than the Loan Balance of the replaced Mortgage Loan as of such Replacement Cut-Off Date,
(viii) satisfies all of the representations and warranties set forth in Section 3.3, all as evidenced by an Officer's Certificate of the Sponsor delivered to the Note Insurer and the Indenture Trustee prior to any such substitution and
(ix) is a valid First Mortgage Loan if the Mortgage Loan to be substituted for is a valid First Mortgage Loan or, Second Mortgage Loan if the Mortgage Loan to be substituted for is a Second Mortgage Loan. In the event that one or more mortgage loans are proposed to be substituted for one or more mortgage loans, the Note Insurer may allow the foregoing tests to be met on a weighted average basis or other aggregate basis acceptable to the Note Insurer, as evidenced by a written consent delivered to the Indenture Trustee by the Note Insurer, except that the requirement of clauses (vi) and (viii) hereof must be satisfied as to each Qualified Replacement Mortgage.

      "Realized Loss": As to any Liquidated Mortgage Loan, the amount, if any, by which the Loan Balance thereof as of the date of liquidation is in excess of Net Liquidation Proceeds realized thereon.

      "Record Date": With respect to each Payment Date, the business day immediately preceding the Payment Date; provided, that, if the Class B Notes revert to Definitive Notes, the Record Date with respect to each Payment Date thereafter shall be the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date occurs.

      "Register": The register maintained by the Indenture Trustee in accordance with Section 2.3 of the Indenture, in which the names of the Class B Noteholders are set forth.

      "Registrar": The Indenture Trustee, acting in its capacity as Indenture Trustee appointed pursuant to Section 6.13 of the Indenture, or any duly appointed and eligible successor thereto.

      "Registration Statement": The Registration Statement filed by the Sponsor with the Securities and Exchange Commission, including all amendments thereto and including the Prospectus and Prospectus Supplement relating to the Class B Notes constituting a part thereof.

      "Remittance Date": Any date on which the Master Servicer is required to remit monies on deposit in the Trust B Principal and Interest Account to the Indenture Trustee, which shall be no later than the 18th day of each month, or, if such day is not a Business Day, the immediately preceding Business Day, commencing in the month following the month in which the Closing Date occurs.

      "Remittance Period": The period (inclusive) beginning on the first day of the calendar month immediately preceding the month in which a Remittance Date occurs and ending on the last day of such immediately preceding calendar month.

      "REO Property": A Property acquired by the Master Servicer or any Sub-servicer on behalf of the Issuer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

      "Replacement Cut-Off Date": With respect to any Qualified Replacement Mortgage, the first day of the calendar month in which such Qualified Replacement Mortgage is conveyed to the Issuer.

      "Schedules of Mortgage Loans": The Schedules of Mortgage Loans, attached hereto as Schedule I as they may be further supplemented in connection with Subsequent Transfers. Such Schedules shall also contain one of the following codes for each Mortgage Loan or Subsequent Mortgage Loan: "C" if such Mortgage Loan is an Unaffiliated Originator Loan or "A" for all other Mortgage Loans. The information contained on each Mortgage Loan Schedule shall be delivered to the Indenture Trustee on a computer readable magnetic tape or disk.

      "Second Mortgage Loan": A Mortgage Loan which constitutes a second priority mortgage lien with respect to the related Property.

      "Securities Act": The Securities Act of 1933, as amended.

      "Senior Lien": With respect to any Second Mortgage Loan, the mortgage loan relating to the corresponding Property having a first priority lien.

      "Servicer Affiliate": A Person (i) controlling, controlled by or under common control with the Master Servicer and (ii) which is qualified to service residential mortgage loans.

      "Servicer Termination Delinquency Rate Trigger". As defined in the Insurance Agreement.

      "Servicer Termination Loss Trigger". As defined in the Insurance
Agreement.

      "Servicing Advance": As defined in Section 4.9(c) and Section 4.13(a) hereof.

                  "Servicing Fee": With respect to any Mortgage Loan which is an Unaffiliated Originator Loan, the sum of any servicing fee relating to such Unaffiliated Originator Loan and the Master Servicing Fee. With respect to any Mortgage Loan other than an Unaffiliated Originator Loan, the Advanta Servicing Fee. The Sponsor shall inform the Indenture Trustee as to the level of any servicing fee relating to an Unaffiliated Originator Loan, which shall not be in excess of 0.50% per month, unless otherwise approved by the Control Party in writing.

      "Sponsor": Advanta Mortgage Conduit Services, Inc., a Delaware corporation.

      "Standard & Poor's": Standard & Poor's Ratings Group, a division of The McGraw Hill Companies.

      "Subsequent Cut-Off Date": With respect to any Subsequent Mortgage Loans, the first day of the month in which such Subsequent Mortgage Loans are transferred and assigned to the Issuer.

      "Subsequent Mortgage Loans": The Mortgage Loans sold to the Issuer pursuant to Section 2.4 hereof, which shall be listed on the Schedule of Mortgage Loans attached to the Subsequent Transfer Agreement.

      "Subsequent Transfer Agreement": Each Subsequent Transfer Agreement dated as of a Subsequent Transfer Date executed by the Indenture Trustee and the Sponsor substantially in the form of Exhibit I hereto, by which Subsequent Mortgage Loans are sold and assigned to the Issuer.

      "Subsequent Transfer Date": The date specified in each Subsequent Transfer Agreement.

      "Substitution Amount": In connection with the delivery of any Qualified Replacement Mortgage, if the outstanding principal amount of such Qualified Replacement Mortgage as of the applicable Replacement Cut-Off Date is less than the Loan Balance of the Mortgage Loan being replaced as of such Replacement Cut-Off Date, an amount equal to such difference together with accrued and unpaid interest on such amount calculated at the Coupon Rate net of the Servicing Fee of the Mortgage Loan being replaced.

      "Sub-Servicer": Any Person with whom the Master Servicer has entered into a Sub-Servicing Agreement and who satisfies any requirements set forth in
Section 4.3 hereof in respect of the qualification of a Sub-Servicer .

      "Sub-Servicing Agreement": The written contract between the Master Servicer and any Sub-Servicer relating to servicing

      "Trust A": Advanta Mortgage Loan Trust 1998-4A, the trust created under the Trust A Trust Agreement.

      "Trust A Sale and Servicing Agreement": The Trust A Sale and Servicing Agreement, dated as of November 1, 1998, among Trust A, the Sponsor, the Master Servicer and the Indenture Trustee, as it may be amended from time to time, and including the Exhibits and Schedules attached thereto.

      "Trust A Trust Agreement": The Trust Agreement between the Owner Trustee and the Sponsor.

      "Trust B": Advanta Mortgage Loan Trust 1998-4B, the trust created under the Trust B Trust Agreement.

      "Trust B Capitalized Interest Account": The Capitalized Interest Account established in accordance with Section 8.3 of the Indenture and maintained by the Indenture Trustee.

      "Trust B Capitalized Interest Requirement": As defined in the Trust B Indenture.

      "Trust B Certificate": As defined in the Trust B Trust Agreement.

      "Trust B Event of Servicer Termination": Any event described in clause (a) of Section 5.1 hereof.

      "Trust B Indenture": The Indenture dated as of November 1, 1998 relating to Trust A between the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time.

      "Trust B Monthly Remittance Amounts". As defined in the Trust B Indenture.

      "Trust B Overfunded Interest Amount". As defined in the Trust B Indenture.

      "Trust B Pre-Funded Amount": With respect to any Determination Date, the amount on deposit in the Trust A Pre-Funding Account and available for the purchase of the Subsequent Mortgage Loans.

      "Trust B Pre-Funding Account": The Trust B Pre-Funding Account established in accordance with Section 8.3 of the Indenture and maintained by the Indenture Trustee.

      "Trust B Pre-Funding Earnings": With respect to the December, 1998 Payment Date, the actual investment earnings earned during the period November 24, 1998 through December 28, 1998 (inclusive) on the Pre-Funding Account during such period as calculated by the Indenture Trustee pursuant to Section 2.4(g) hereof; with respect to the January, 1999 Payment Date, the actual investment earnings during the period December 29, 1998 through January 25, 1999 (inclusive) on the Pre-Funding Account during such period as calculated by the Indenture Trustee pursuant to Section 2.4(g) hereof; and with respect to the February, 1999 Payment Date, the actual investment earnings during the period January 25, 1998 through February 25, 1999 (inclusive) on the Pre-Funding Account during such period as calculated by the Indenture Trustee pursuant to Section 2.4(e) hereof.

      "Trust B Pre-Funding Period": The period commencing on the Closing Date and ending on the earlier to occur of (i) the date on which the Trust A Pre-Funded Amount (exclusive of any investment earnings) is less than $100,000 and (ii) February 25, 1999.

      "Trust B Principal and Interest Account": Collectively, each Trust B Principal and Interest Account created by the Master Servicer or any Sub-servicer pursuant to Section 4.8(a) hereof, or pursuant to any Sub-Servicing Agreement.

      "Trust B Trust Agreement": The Trust Agreement dated as of November 1, 1998 between the Owner Trustee and the Sponsor.

      "Trust C": Advanta Mortgage Loan Trust 1998-4C, the trust created under the Trust C Trust Agreement.

      "Trust C Sale and Servicing Agreement": The Trust C Sale and Servicing Agreement, dated as of November 1, 1998 among Trust C, the Sponsor, the Master Servicer and the Indenture Trustee, as it may be amended from time to time, and including the Exhibit and Schedules attached thereto.

      "Trust C Trust Agreement": The Trust Agreement between the Owner Trustee and the Sponsor.

      "Trust Estate": Collectively, all money, instruments and other property, to the extent such money, instruments and other property are subject or intended to be held in trust for the benefit of the Class B Noteholders, including all proceeds thereof, including, without limitation, (i) the Mortgage Loans, (ii) such amounts including collections in respect of the related Mortgage Loans received on or after the Cut-Off Date and each Subsequent Cut-Off Date, but excluding any premium recapture, as applicable, including Eligible Investments, as from time to time may be held in the Trust B Note Account and by the Master Servicer in the Trust B Principal and Interest Account (except as otherwise provided herein), each to be created pursuant to this Agreement, (iii) any Property, the ownership of which has been effected on behalf of the

Issuer as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Issuer, (iv) any Insurance Policies relating to the Mortgage Loans and any rights of the Sponsor or the Affiliated Originators under any Insurance Policies, (v) Net Liquidation Proceeds with respect to any Liquidated Mortgage Loan.

      "Trust Notes": The Class A Note issued by Trust A or the Class B Note issued by Trust B or the Class C Note issued by Trust C.

      "Unaffiliated Originator Loan": Any Mortgage Loan purchased by the Sponsor from an Unaffiliated Originator and sold to the Issuer by the Sponsor.

      "Unaffiliated Originators": Any Originator who is not affiliated with the Sponsor.

      "Underwriter": Morgan Stanley & Co. Incorporated.

      SECTION 1.2. USE OF WORDS AND PHRASES. "Herein", "hereby", "hereunder", "hereof", "hereinbefore", "hereinafter" and other equivalent words refer to this Agreement as a whole and not solely to the particular section of this Agreement in which any such word is used. The definitions set forth in Section 1.1 hereof include both the singular and the plural. Whenever used in this Agreement, any pronoun shall be deemed to include both singular and plural and to cover all genders.

      SECTION 1.3. CAPTIONS; TABLE OF CONTENTS. The captions or headings in this Agreement and the Table of Contents are for convenience only and in no way define, limit or describe the scope and intent of any provisions of this Agreement.

      SECTION 1.4. OPINIONS. Each opinion with respect to the validity, binding nature and enforceability of documents or Certificates may be qualified to the extent that the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law) and may state that no opinion is expressed on the availability of the remedy of specific enforcement, injunctive relief or any other equitable remedy. Any opinion required to be furnished by any Person hereunder must be delivered by counsel upon whose opinion the addressee of such opinion may reasonably rely, and such opinion may state that it is given in reasonable reliance upon an opinion of another, a copy of which must be attached, concerning the laws of a foreign jurisdiction.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS

      SECTION 2.1. CONVEYANCE OF THE INITIAL MORTGAGE LOANS. (a) The Sponsor, concurrently with the execution and delivery hereof, hereby transfers, assigns, sets over and otherwise conveys without recourse, to Trust B, for pledge to the Indenture Trustee on behalf of the Class B Noteholders all right, title and interest of the Sponsor in and to (i) each Initial Mortgage Loan listed on the Schedule of Mortgage Loans, including its Loan Balance and all collections in respect thereof received on or after the Cut-Off Date (excluding payments in respect of accrued interest due prior to the Cut-Off Date); (ii) property that secured a Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure; (iii) the Sponsor's rights under the hazard insurance policies; and (iv) all other assets included or to be included in the Trust Estate for pledge to the Indenture Trustee on behalf of the Class B Noteholders and the Note Insurer. In addition, on or prior to the Closing Date, the Sponsor shall cause the Note Insurer to deliver the Trust B Note Policy to Trust B for pledge to the Indenture Trustee on behalf of the Class B Noteholders. The foregoing transfer, assignment, set-over and conveyance shall be made by the Sponsor to Trust B for pledge to the Indenture Trustee on behalf of the Class B Noteholders, and each reference in this Agreement to such transfer, assignment, set-over and conveyance shall be construed accordingly.

      The Sponsor agrees to take or cause to be taken such actions and execute such documents (including, without limitation, the filing of all necessary continuation statements for the UCC-1 financing statements filed in the State of New York (which shall have been filed within 90 days of the Closing Date) describing the Mortgage Loans and naming the Sponsor as debtor and the Indenture Trustee as secured party and any amendments to UCC-1 financing statements required to reflect a change in the name or corporate structure of the Sponsor or the filing of any additional UCC-1 financing statements due to the change in the principal office of the Sponsor (within 90 days of any event necessitating such filing)) as are necessary to perfect and protect the Class B Noteholders' and the Note Insurer's interests in each Mortgage Loan and the proceeds thereof.

      (b) In connection with the transfer and assignment of the Mortgage Loans, the Sponsor agrees to:

            (i) cause to be delivered on the Closing Date, without recourse, to the Indenture Trustee, with respect to the Initial Mortgage Loans or, on the Subsequent Transfer Date with respect to Subsequent Mortgage Loans, or, on the Transfer Date with respect to the Qualified Replacement Mortgage listed on the Schedule of Mortgage Loans, the items listed in the definitions of "Advanta Mortgage Files" and "Conduit Mortgage Files," as appropriate, in Exhibit A hereto; and

            (ii) cause, within 75 Business Days following the Closing Date or any Subsequent Transfer Date, as applicable, the assignments of Mortgage to be submitted for recording in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the related Originator to the Indenture Trustee; provided, however, that for administrative convenience and facilitation of servicing and to reduce closing costs, assignments of mortgage shall not be required to be submitted for recording with respect to any Mortgage Loan which relates to an Advanta Mortgage File only if the Indenture Trustee has received an Opinion of Counsel to the effect that the recordation of such assignments in any specific jurisdiction is not necessary to protect the Indenture Trustee's interest in the related Mortgagee.

      All recording, if required pursuant to this Section 2.1, shall be accomplished at the expense of the Sponsor. Notwithstanding anything to the contrary contained in this Section 2.1, in those instances where the public recording office retains the original Mortgage, the assignment of a Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Sponsor shall be deemed to have satisfied its obligations hereunder upon delivery to the Indenture Trustee of a copy of such Mortgage, such assignment or assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

      Copies of all Mortgage assignments and any assignment of Mortgage in recordable form received by the Indenture Trustee shall be kept in the related Mortgage File.

      (c) In the case of Initial Mortgage Loans which have been prepaid in full on or after the Initial Cut-Off Date and prior to the Closing Date, or with respect to Subsequent Mortgage Loans which have been prepaid in full on or after the Subsequent Cut-Off Date and prior to the Subsequent Transfer Date, the Sponsor, in lieu of the foregoing, will deliver within 15 Business Days after the Closing Date, or Subsequent Transfer Date, as applicable, to the Indenture Trustee a certification of an Authorized Officer in the form set forth in Exhibit B.

      (d) The Sponsor shall transfer, assign, set over and otherwise convey without recourse, to Trust B for pledge to the Indenture Trustee on behalf of the Class B Noteholders all right, title and interest of the Sponsor in and to any Qualified Replacement Mortgage delivered to Trust B by the Sponsor pursuant to Section, 2.2, Section 3.3, Section 3.4 hereof and all its right, title and interest to principal collected and interest accruing on such Qualified Replacement Mortgage on and after the applicable Replacement Cut-Off Date; provided, however, that the Sponsor shall reserve and retain all right, title and interest in and to payments of principal and interest due on such Qualified Replacement Mortgage prior to the applicable Replacement Cut-Off Date.

      (e) As to each Mortgage Loan released from Trust B in connection with the conveyance of a Qualified Replacement Mortgage therefor, the Indenture Trustee will transfer, assign, set over and otherwise convey without recourse, on the Sponsor's order, all of its right, title and interest in and to such released Mortgage Loan and all of the Issuer's right, title and interest to principal collected and interest accruing on such released Mortgage Loan on and after the applicable Replacement Cut-Off Date; provided, however, that the Issuer shall reserve and retain all right, title and interest in and to payments of principal collected and interest accruing on such released Mortgage Loan prior to the applicable Replacement Cut-Off Date.

      (f) In connection with any transfer and assignment of a Qualified Replacement Mortgage to the Issuer, the Sponsor agrees to cause to be delivered to the Indenture Trustee the items described in Section 2.1(b) on the date of such transfer and assignment or, if a later delivery time is permitted by
Section 2.1(b), then no later than such later delivery time.

      (g) As to each Mortgage Loan released from the Issuer in connection with the conveyance of a Qualified Replacement Mortgage the Indenture Trustee shall deliver on the date of conveyance of such Qualified Replacement Mortgage and on the order of the Sponsor (i) the original Note, or the certified copy, relating thereto, endorsed without recourse, to the Sponsor and (ii) such other documents as constituted the File with respect thereto.

      (h) If a Mortgage assignment is lost during the process of recording, or is returned from the recorder's office unrecorded due to a defect therein, the Sponsor shall prepare a substitute assignment or cure such defect, as the case may be, and thereafter cause each such assignment to be duly recorded.

      (i) The Sponsor shall reflect on its records that the Mortgage Loans have been sold to the Issuer.

      (j) To the extent that the ratings, if any, then assigned to the unsecured debt of the Sponsor or of its ultimate corporate parent are satisfactory to the Control Party, Moody's and Standard & Poor's, then any of the Document Delivery Requirements described above may be waived by an instrument signed by the Control Party, Standard & Poor's and Moody's (or any documents theretofore delivered to the Indenture Trustee returned to the Sponsor) on such terms and subject to such conditions as the Control Party, Moody's and Standard & Poor's may permit.

      SECTION 2.2. ACCEPTANCE BY THE ISSUER; CERTAIN SUBSTITUTIONS OF MORTGAGE LOANS; CERTIFICATION BY INDENTURE TRUSTEE The Indenture Trustee, on behalf of the Issuer, hereby acknowledges receipt of the Trust Estate and agrees to execute and deliver on the Closing Date and on each Subsequent Transfer Date and each Transfer Date an acknowledgment of receipt of the Files delivered to it on behalf of the Issuer by the Sponsor in the form attached as Exhibit C hereto, and declares that it will hold such documents and any amendments, replacement or supplements thereto, as well as any other assets included in the definition of Trust Estate and pledged to it on behalf of the Class B Noteholders and the Note Insurer.

      The Indenture Trustee agrees to review any documents delivered by the Sponsor within 90 days after the Closing Date (or within 90 days with respect to any Subsequent Mortgage Loan or Qualified Replacement Mortgage after the assignment thereof) and to deliver to the Sponsor, the Master Servicer and the
Note Insurer a Certification in the form attached hereto as Exhibit D hereto. The Indenture Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor shall the Indenture Trustee be under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Mortgage Loan.

      (b) If the Indenture Trustee during such 90-day period finds any document constituting a part of a File which is not properly executed, has not been received within the specified period, or is unrelated to the Mortgage Loans identified in the Schedules of Mortgage Loans, or that any Mortgage Loan does not conform in a material respect to the description thereof as set forth in the Schedules of Mortgage Loans, the Indenture Trustee shall promptly so notify the Sponsor, the Issuer and the Note Insurer. In performing any such review, the Indenture Trustee may conclusively rely on the Sponsor as to the purported genuineness of any such document and any signature thereon. The Sponsor agrees to use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Indenture Trustee. If, however, within 60 days after the Indenture Trustee's notice to it respecting such defect the Sponsor has not remedied or caused to be remedied the defect and the defect materially and adversely affects the interest in the related Mortgage Loan of the Class B Noteholders or of the Note Insurer, the Sponsor will then on the next succeeding Remittance Date (i) substitute in lieu of such Mortgage Loan a Qualified Replacement Mortgage and, deliver the Substitution Amount applicable thereto to the Master Servicer for deposit in the Trust B Principal and Interest Account or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Master Servicer for deposit in the Trust B Principal and Interest Account. Upon receipt of any Qualified Replacement Mortgage or of written notification signed by a Servicing Officer to the effect that the Loan Purchase Price in respect of a Defective Mortgage Loan has been deposited into the Trust B Principal and Interest Account, then as promptly as practicable, the Indenture Trustee shall execute such documents and instruments of transfer presented by the Sponsor, in each case without recourse, representation or warranty, and take such other actions as shall reasonably be requested by the Sponsor to effect such transfer by the Issuer of such Defective Mortgage Loan pursuant to this Section. It is understood and agreed that the obligation of the Sponsor to accept a transfer of a Defective Mortgage Loan and to either convey a Qualified Replacement Mortgage or to make a deposit of any related Loan Purchase Price into the Trust B Principal and Interest Account shall constitute the sole remedy respecting such defect available to Class B Noteholders, the Indenture Trustee, the Issuer and the Note Insurer against the Sponsor.

      The Sponsor, promptly following the transfer of a Defective Mortgage Loan from or to the Issuer pursuant to this Section, shall deliver an amended Mortgage Loan Schedule to the Indenture Trustee and the Note Insurer and shall make appropriate entries in its general account records to reflect such transfer. The Master Servicer shall, following such retransfer, appropriately mark its records to indicate that it is no longer servicing such Mortgage Loan on behalf of the Issuer. The Sponsor, promptly following such transfer, shall appropriately mark its electronic ledger and make appropriate entries in its general account records to reflect such transfer.

      (c) As to any Qualified Replacement Mortgage, the Sponsor shall, if required to deliver any such Qualified Replacement Mortgage, deliver to the Indenture Trustee with respect to such Qualified Replacement Mortgage such documents and agreements as are required to be held by the Indenture Trustee in accordance with Section 2.2. For any Remittance Period during which the Sponsor substitutes one or more Qualified Replacement Mortgages, the Master Servicer shall determine the Substitution Amount which amount shall be deposited by the Sponsor in the Trust B Principal and Interest Account at the time of substitution. All amounts received in respect of the Qualified Replacement Mortgage during the Remittance Period in which the circumstances giving rise to such substitution occur shall not be a part of the Trust Estate and shall not be deposited by the Master Servicer in the Trust B Principal and Interest Account. All amounts received by the Master Servicer during the Remittance Period in which the circumstances giving rise to such substitution occur in respect of any Defective Mortgage Loan so removed by the Trust Estate shall be deposited by the Master Servicer in the Trust B Principal and Interest Account. Upon such substitution, the Qualified Replacement Mortgage shall be subject to the terms of this Agreement in all respects, and the Sponsor shall be deemed (i) to have made with respect to such Qualified Replacement Mortgage or Loans, as of the date of substitution, the covenants, representations and warranties set forth in
Section 3.3 and (ii) to have certified that such Mortgage Loan(s) is/are Qualified Replacement Loan(s). The procedures applied by the Sponsor in selecting each Qualified Replacement Mortgage shall not be materially adverse to the interests of the Indenture Trustee, the Issuer, the Class B Noteholders or the Note Insurer.

      SECTION 2.3. COOPERATION PROCEDURES. (a) The Sponsor shall, in connection with the delivery of each Qualified Replacement Mortgage to the Indenture Trustee, provide the Indenture Trustee with the information set forth in the Schedules of Mortgage Loans with respect to such Qualified Replacement Mortgage.

      (b) The Sponsor, the Master Servicer and the Indenture Trustee covenant to provide each other with all data and information required to be provided by them hereunder at the times required hereunder, and additionally covenant reasonably to cooperate with each other in providing any additional information required by any of them in connection with their respective duties hereunder.

      SECTION 2.4. CONVEYANCE OF THE SUBSEQUENT MORTGAGE LOANS.Subject to the conditions set forth in paragraph (b) below, in consideration of the Indenture Trustee's delivery on the related Subsequent Transfer Dates to or upon the order of the Sponsor of all or a portion of the balance of funds in the Trust B Pre-Funding Account, the Sponsor shall, on Subsequent Transfer Dates, transfer, assign and convey, without recourse, to Trust B for pledge to the Indenture Trustee on behalf of the Class B Noteholders all right, title and interest of the Sponsor in and to each Subsequent Mortgage Loan listed on the Schedule of Mortgage Loans delivered by the Sponsor on such Subsequent Transfer Date, all of the Sponsor's right, title and interest in and to principal collected and interest accruing on each such Subsequent Mortgage Loan on and after the related Subsequent Cut-Off Date; provided, however, that the Sponsor reserves and retains all of its right, title and interest in and to principal collected and interest accruing on each such Subsequent Mortgage Loan prior to the related Subsequent Cut-Off Date.

      Upon assignment of any Subsequent Mortgage Loan, the Indenture Trustee shall release to the Sponsor an amount equal to the Loan Balance thereof as of the related Subsequent Cut-Off Date from amounts then on deposit in the Trust B Pre-Funding Account.

      (b) The Sponsor shall transfer to the Indenture Trustee the Subsequent Mortgage Loans and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date.

                  (i) the Sponsor shall have provided the Indenture Trustee and the Note Insurer with a timely Addition Notice and shall have provided any information reasonably requested by any of the foregoing with respect to the Subsequent Mortgage Loans;

                  (ii) the Sponsor shall have delivered to the Indenture Trustee a duly executed written assignment (including an acceptance by the Indenture Trustee) in substantially the form of Exhibit I (the "Subsequent Transfer Agreement"), which shall include Schedules of Mortgage Loans, listing the Subsequent Mortgage Loans and any other exhibits listed thereon;

                  (iii) the Master Servicer shall have deposited in the Trust B
            Principal and Interest Account all collections in respect of the Subsequent Mortgage Loans received on or after the related Subsequent Cut-Off Date;

                  (iv) as of each Subsequent Transfer Date, neither the Master
            Servicer nor the Sponsor was insolvent nor will any of them have been made insolvent by such transfer nor is any of them aware of any pending insolvency;

                  (v) such addition will not result in a material adverse tax consequence to the Issuer or the Class B Noteholders;

                  (vi) the Trust B Pre-Funding Period shall not have terminated;
            and

                  (vii) the Sponsor shall have delivered to the Indenture
            Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b) and paragraphs
            (c) and (d) below and in the related Subsequent Transfer Agreement;

      (c) The obligation of the Issuer to accept the assignment of a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the following requirements: (i) such Subsequent Mortgage Loan may not be more than 30 days contractually delinquent as of the related Subsequent Cut-Off Date.

      (d) The obligation of the Issuer to accept the assignment of a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the following additional requirements, any of which may be waived or modified in any respect by the Insurer by a written instrument executed by the Insurer:

            (1) (i) No such Subsequent Mortgage Loan may have (i) a Combined Loan-to-Value Ratio greater than 95%; (ii) a Loan Balance in excess of $600,000; (iii) a remaining term to stated maturity in excess of 360 months; (iv) a Loan Rate (as of the related Subsequent Cut-Off Date) below 6.325%; or (v) be more than 30 days Delinquent (as of the related Subsequent Cut-off Date).

            (2) After giving effect to the assignment to the Issuer of any such Subsequent Mortgage Loan (i) the weighted average net Loan Rate of all Mortgage Loans shall be no less than 9.51%; (ii) the average Loan Balance shall not exceed $80,000; (iii) no more than 1.90% of the Pool Principal Balance as of such Subsequent Transfer Date shall relate to Mortgaged Properties which are non-owner occupied; (iv) the weighted average Combined Loan-to-Value Ratio of all Mortgage Loans shall be no greater than 76%; (v) at least 90% of the Pool Principal Balance as of such Subsequent Transfer Date shall be "full documentation" loans; (vi) at least 90% of the Pool Principal Balance as of such Subsequent Transfer Date shall relate to Mortgaged Properties which are single-family residences; (vii) no more than 1.0% of the Pool Principal Balance as of such Subsequent Transfer Date shall relate to Mortgaged Properties in any one zip code; (viii) no more than 12% of the Pool Principal Balance as of such Subsequent Transfer Date shall relate to Mortgaged Properties in any one state; (ix) at least 75% of the Pool Principal Balance as of such Subsequent Transfer Date shall relate to Mortgage Loans characterized with a credit grade of at least "A-"; (x) no more than 10.50% of the Pool Principal Balance as of such Subsequent Transfer Date shall relate to Mortgage Loans characterized with a credit grade of "B"; (xi) no more than 11.50% of the Pool Principal Balance as of such Subsequent Transfer Date shall relate to Mortgage Loans characterized with a credit grade of "C";
      (xii) no more than 3.0% of the Pool Principal Balance as of such Subsequent Transfer Date shall relate to Mortgage Loans characterized with a credit grade of "D"; and (xiv) none of the Pool Principal Balance as of such Subsequent Transfer Date shall relate to Mortgage Loans secured by junior liens.

      (e) In connection with the transfer and assignment of the Subsequent Mortgage Loans, the Sponsor agrees to satisfy the conditions set forth in Sections 2.1(b)-(j), 2.2 and 2.3.

      (f) In connection with the transfer of any Subsequent Mortgage Loans to the Issuer, the Sponsor, the Master Servicer and the Indenture Trustee may, with the prior written consent of the Insurer, amend the definition of "Trust B Specified Overcollateralization Amount" for the purpose of changing the Trust B Specified Overcollateralization Amount; provided, however, that any such amendment must comply with the provisions of Section ____ of the Indenture.

      (g) In connection with each Subsequent Transfer Date and on the Payment Date occurring in December of 1998, January of 1999 and February 1999, the Sponsor and the Indenture Trustee will cooperate in determining (i) the amount and correct dispositions of Trust B Capitalized Interest Requirement, the Trust B Pre-Funding Earnings, the Trust B Overfunded Interest Amount and the amount then on deposit in the Trust B Pre-Funding Account and (ii) any other necessary matters in connection with the administration of the Trust A Pre-Funding Account and of the Trust B Capitalized Interest Account. In the event that any amounts are incorrectly released to the owners of the Certificates from either the Trust B Pre-Funding Account or the Trust B Capitalized Interest Account, such owners or the Sponsor shall immediately repay such amounts to the Indenture Trustee.

      SECTION 2.5. RETRANSFERS OF MORTGAGE LOANS AT ELECTION OF SPONSOR. Subject to the conditions set forth below, the Sponsor may, but shall not be obligated to (except the Sponsor shall be obligated upon a breach of a representation or warranty), accept the reassignment of Mortgage Loans from the Issuer as of the close of business on a Payment Date (the "Transfer Date"). On the fifth Business Day (the "Transfer Notice Date") prior to the Transfer Date designated in such notice, the Sponsor shall give the Indenture Trustee, the Note Insurer and the Master Servicer a notice of the proposed reassignment that contains a list of the Mortgage Loans to be reassigned. Such reassignment of Mortgage Loans shall be permitted upon satisfaction of the following conditions:

            (i) No Event of Default has occurred or will occur as a result of such removal;

            (ii) the Overcollateralization Amount as of such Payment Date equals or exceeds the then Specified Overcollateralization Amount.

            (iii) On or before the Transfer Date, the Sponsor shall have delivered to the Indenture Trustee and the Note Insurer a revised Schedule of Mortgage Loans, reflecting the proposed transfer and the Transfer Date, and the Master Servicer shall have marked its servicing records to show that the Mortgage Loans reassigned to the holder of the Sponsor are no longer owned by the Issuer;

            (iv) The Sponsor shall represent and warrant that random selection procedures were used in selecting the Mortgage Loans and no other selection procedures were used which are adverse to the interests of the Sponsor or the Class B Noteholders or the Note Insurer were utilized in selecting the Mortgage Loans to be removed from the Issuer;

            (v) The Sponsor shall have delivered to the Indenture Trustee and the Insurer an Officer's Certificate certifying that the items set forth in subparagraphs (i) through (iv), inclusive, have been performed or are true and correct, as the case may be. The Indenture Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

Upon receiving the requisite information from the Sponsor, the Master Servicer shall perform in a timely manner those acts required of it, as specified above. Upon satisfaction of the above conditions, on the Transfer Date the Indenture Trustee shall deliver, or cause to be delivered, to the Sponsor the File for each Mortgage Loan being so reassigned, and the Indenture Trustee shall execute and deliver to the Sponsor such other documents prepared by the Sponsor as shall be reasonably necessary to reassign such Mortgage Loans to the Sponsor. Any such transfer of the Issuer's right, title and interest in and to Mortgage Loans shall be without recourse, representation or warranty by or of the Indenture Trustee or the Issuer to the Sponsor.

                                  ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                     OF THE SPONSOR AND THE MASTER SERVICER

      SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF THE SPONSOR. The Sponsor hereby represents, warrants and covenants to the Indenture Trustee, the Note Insurer and to the Class B Noteholders as of the Closing Date that:

      (a) The Sponsor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Sponsor has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party.

      (b) The execution and delivery of this Agreement and the other Operative Documents to which the Sponsor is a party by the Sponsor and its performance and compliance with the terms of this Agreement and of the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Sponsor and will not violate the Sponsor's Articles of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Sponsor is a party or by which the Sponsor is bound, or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Sponsor or any of its properties.

      (c) This Agreement and the other Operative Documents to which the Sponsor is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Sponsor, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

      (d) The Sponsor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Sponsor or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which it is a party.

      (e) No litigation is pending or, to the best of the Sponsor's knowledge, threatened against the Sponsor which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Document to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Sponsor or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which it is a party.

      (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Sponsor contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

      (g) The statements contained in the Registration Statement which describe the Sponsor or matters or activities for which the Sponsor is responsible in accordance with the Operative Documents or which are attributed to the Sponsor therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Sponsor or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein with respect to the Sponsor not misleading. To the best of the Sponsor's knowledge and belief, the Registration Statement does not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading.

      (h) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Sponsor makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Class B Notes and the execution and delivery by the Sponsor of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Sponsor and the performance by the Sponsor of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

      (i) The transactions contemplated by this Agreement are in the ordinary course of business of the Sponsor.

      (j) The Sponsor received fair consideration and reasonably equivalent value in exchange for the sale of the interests in the Mortgage Loans to the Issuer.

      (k) The Sponsor did not sell any interest in any Mortgage Loan with any intent to hinder, delay or defraud any of its respective creditors.

      (l) The Sponsor is solvent and the Sponsor will not be rendered insolvent as a result of the sale of the Mortgage Loans to the Issuer.

      It is understood and agreed that the representations and warranties set forth in this Section 3.1 shall survive delivery of the Mortgage Loans to the Indenture Trustee.

      SECTION 3.2. REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER. The Master Servicer hereby represents, warrants and covenants to the Indenture Trustee, the Note Insurer and to the Class B Noteholders as of the Closing Date that:

      (a) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is, and each Sub-Servicer is, in compliance with the laws of each state in which any Property is located to the extent necessary to enable it to perform its obligations hereunder and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Master Servicer and each Sub-servicer has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party. The

Master Servicer has, on a consolidated basis with its parent, AMHC, equity of at least $5,000,000, as determined in accordance with generally accepted accounting principles.

      (b) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Master Servicer and will not violate the Master Servicer's Articles of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which the Master Servicer is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Master Servicer or any of its properties.

      (c) This Agreement and the other Operative Documents to which the Master Servicer is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

      (d) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Master Servicer is a party.

      (e) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Document to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Master Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Master Servicer is a party.

      (f) The statements contained in the Registration Statement which describe the Master Servicer or matters or activities for which the Master Servicer is responsible in accordance with the Operative Documents or which are attributed to the Master Servicer therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Master Servicer or omit to state a material fact required to be stated therein or necessary to make the statements contained therein with respect to the Master Servicer not misleading.

      (g) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Master Servicer makes no such representation or warranty), that are necessary or advisable in connection with the execution and delivery by the Master Servicer of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Master Servicer and the performance by the Master Servicer of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

      (h) The collection practices used by the Master Servicer with respect to the Mortgage Loans directly serviced by it have been, in all material respects, legal, proper, prudent and customary in the mortgage loan servicing business.

      (i) The transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

      (j) The terms of each existing Sub-Servicing Agreement and each designated Sub-servicer are acceptable to the Master Servicer and any new Sub-Servicing Agreements or Sub-servicers will comply with the provisions of Section 4.3.

      It is understood and agreed that the representations and warranties set forth in this Section 3.2 shall survive delivery of the Mortgage Loans to the Indenture Trustee.

      Upon discovery by any of the Master Servicer, the Sponsor, any Sub-Servicer, the Note Insurer or the Indenture Trustee of a breach of any of the representations and warranties set forth in this Section 3.2 which materially and adversely affects the interests of the Class B Noteholders or of the Note Insurer, the party discovering such breach shall give prompt written notice to the other parties. Within 60 days of its discovery or its receipt of notice of breach, the Master Servicer shall cure such breach in all material respects; provided, however, that, if the Master Servicer can demonstrate to the reasonable satisfaction of the Note Insurer and the Indenture Trustee that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Note Insurer.

      SECTION 3.3. REPRESENTATIONS AND WARRANTIES OF THE SPONSOR WITH RESPECT TO THE MORTGAGE LOANS. The Sponsor makes the following representations and warranties as to the Mortgage Loans on which the Note Insurer relies and the Indenture Trustee relies in accepting the Mortgage Loans in trust and executing and authenticating the Class B Noteholders. Such representations and warranties speak as of the Closing Date with respect to the Initial Mortgage Loans, as of the related Subsequent Transfer Date with respect to any Subsequent Mortgage Loan, or as of the Transfer Date upon which any Qualified Replacement Mortgage is added to the Issuer, but shall in each case survive the sale, transfer, and assignment of the Mortgage Loans to the Indenture Trustee:

            (i) The information with respect to each Mortgage Loan set forth in the Schedules of Mortgage Loans is true and correct as of the Cut-Off Date or the Subsequent Cut-Off Date, as the case may be;

            (ii) All of the original or certified documentation set forth in
      Section 2.1 (including all material documents related thereto) with respect to each Mortgage Loan has been or will be delivered to the Indenture Trustee on the Closing Date or the related Subsequent Transfer Date, as the case may be, or as otherwise provided in Section 2.1;

            (iii) Except for any Unaffiliated Originator Loans being serviced by a servicer other than the Master Servicer, each Mortgage Loan is being serviced by the Master Servicer or a Person controlling, controlled by or under common control with the Master Servicer and qualified to service mortgage loans;

            (iv) The Note related to each Mortgage Loan in Trust B bears a Coupon Rate of at least 6.45% per annum;

            (v) As of the Cut-Off Date, none of the Initial Mortgage Loans are more than 59 days Delinquent; as of the related Subsequent Cut-Off Date, no Subsequent Mortgage Loan shall be more than 30 days Delinquent;

            (vi) As of the Closing Date and any Subsequent Transfer Date, no more than 1.0% of the aggregate Loan Balances of the Initial Mortgage Loans or the Subsequent Mortgage Loans, as applicable, is secured by Properties located within any single zip code area;

            (vii) Each Mortgage Loan conforms, and all such Mortgage Loans in the aggregate conform, in all material respects to the description thereof set forth in the Registration Statement; and

            (viii) The credit underwriting guidelines applicable to each Mortgage Loan conform in all material respects to the description thereof set forth in the Prospectus.

      (b) The Sponsor hereby assigns to the Indenture Trustee for the benefit of the Class B Noteholders and the Note Insurer (so long as a Note Insurer Default has not occurred and is continuing) all of its right, title and interest in respect of each Master Transfer Agreement applicable to the related Mortgage Loan. Insofar as such Master Transfer Agreement provides for representations and warranties made by the related Originator in respect of a Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer or by the Indenture Trustee on behalf of the Class B Noteholders and the Note Insurer. Upon the discovery by the Sponsor, the Master Servicer, the
Note Insurer or the Indenture Trustee of a breach of any of the representations and warranties made in a Master Transfer Agreement in respect of any Mortgage Loan which materially and adversely affects the interests of the Class B Noteholders or of the Note Insurer in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. The Master Servicer shall promptly notify the related Originator of such breach and request that such Originator cure such breach or take the actions described in Section 3.4(b) hereof within the time periods required thereby, and if such Originator does not cure such breach in all material respects, the Sponsor shall cure such breach or take such actions. The obligations of the Sponsor or Master Servicer, as the case may be, set forth herein with respect to any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole obligations of the Master Servicer and of the Sponsor in respect of such breach.

      SECTION 3.4. COVENANTS OF SPONSOR TO TAKE CERTAIN ACTIONS WITH RESPECT TO THE MORTGAGE LOANS IN CERTAIN SITUATIONS. (a) With the provisos and limitations as to remedies set forth in this Section 3.4, upon the discovery by the Sponsor, the Master Servicer, the Note Insurer, any Sub-Servicer or the Indenture Trustee that the representations and warranties set forth in Section 3.3 of this Agreement or in the Master Transfer Agreement were untrue in any material respect as of the Closing Date (or the Subsequent Transfer Date, as the case may be) and such breaches of the representations and warranties materially and adversely affect the interests of the Class B Noteholders or of the Note Insurer, the party discovering such breach shall give prompt written notice to the other parties.

      The Sponsor acknowledges that a breach of any representation or warranty
(x) relating to marketability of title sufficient to transfer unencumbered title to a Mortgage Loan, (y) relating to enforceability of the Mortgage Loan against the related Mortgagor or Property or (z) set forth in clause (viii) of Section
3.3 above constitutes breach of a representation or warranty which materially and adversely affects the interests of the Class B Noteholders or of the Note Insurer in such Mortgage Loan.

      (b) Upon the earliest to occur of the Sponsor's discovery, its receipt of notice of breach from any one of the other parties hereto or from the Note Insurer or such time as a breach of any representation and warranty materially and adversely affects the interests of the Class B Noteholders or of the Note Insurer as set forth above, the Sponsor hereby covenants and warrants that it shall promptly cure such breach in all material respects or it shall (or shall cause an affiliate of the Sponsor to), subject to the further requirements of this paragraph, on the second Remittance Date next succeeding such discovery, receipt of notice or such other time (i) substitute in lieu of each Mortgage Loan which has given rise to the requirement for action by the Sponsor a Qualified Replacement Mortgage and deliver the Substitution Amount applicable thereto, together with the aggregate amount of all Delinquency Advances and Servicing Advances, including Nonrecoverable Advances, theretofore made with respect to such Mortgage Loan, to the Master Servicer for deposit in the Trust B Principal and Interest Account or (ii) purchase such Mortgage Loan from the Issuer at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Master Servicer for deposit in the Trust B Principal and Interest Account. It is understood and agreed that the obligation of the Sponsor to cure the defect, or substitute for, or purchase any Mortgage Loan as to which a representation or warranty is untrue in any material respect and has not been remedied shall constitute the sole remedy available to the Class B Noteholders, the Indenture Trustee or the Note Insurer.

      (c) In the event that any Qualified Replacement Mortgage is delivered by an Originator or by the Sponsor (or by an affiliate of the Sponsor, as the case may be) to the Issuer pursuant to Section 3.3, Section 3.4 or Section 2.2 hereof, the related Originator and the Sponsor shall be obligated to take the actions described in Section 3.4(b) with respect to such Qualified Replacement Mortgage upon the discovery by any of the Class B Noteholders, the Sponsor, the Master Servicer, the Note Insurer, any Sub-Servicer or the Indenture Trustee that the representations and warranties set forth in the related Master Transfer Agreement or in Section 3.3 above are untrue in any material respect on the date such Qualified Replacement Mortgage is conveyed to the Issuer such that the interests of the Class B Noteholders or the Note Insurer in the related Qualified Replacement Mortgage are materially and adversely affected; provided, however, that for the purposes of this subsection (c) the representations and warranties in the related Master Transfer Agreement or as set forth in Section
3.3 above referring to items "as of the Cut-Off Date" or "as of the Subsequent Cut-Off Date" or "as of the Closing Date" or "as of the Subsequent Transfer Date" shall be deemed to refer to such items as of the date such Qualified Replacement Mortgage is conveyed to the Issuer.

      (d) It is understood and agreed that the covenants set forth in this
Section 3.4 shall survive delivery of the respective Mortgage Loans (including Qualified Replacement Mortgage Loans) to the Indenture Trustee on behalf of the Issuer.

                                   ARTICLE IV

                          SERVICING AND ADMINISTRATION
                                OF MORTGAGE LOANS

      SECTION 4.1. MASTER SERVICER AND SUB-SERVICERS. (a) Acting directly or through one or more Sub-Servicers as provided in Section 4.3, the Master Servicer, as master servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and on behalf of the Indenture Trustee and the
Note Insurer and with reasonable care, and using that degree of skill and attention that the Master Servicer exercises with respect to comparable mortgage loans that it services for itself or others, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.

      (b) The duties of the Master Servicer shall include collecting and posting of all payments, responding to inquiries of Mortgagors or by federal, state or local government authorities with respect to the Mortgage Loans, investigating delinquencies, reporting tax information to Mortgagors in accordance with its customary practices and accounting for collections and furnishing monthly and annual statements to the Indenture Trustee and the Note Insurer, as applicable, with respect to distributions, paying Compensating Interest and making Delinquency Advances and Servicing Advances pursuant hereto. The Master Servicer shall follow its customary standards, policies and procedures in performing its duties as Master Servicer. The Master Servicer shall cooperate with the Indenture Trustee and furnish to the Indenture Trustee with reasonable promptness information in its possession as may be necessary or appropriate to enable the Indenture Trustee to perform its tax reporting duties hereunder. The Indenture Trustee shall furnish the Master Servicer or any Sub-servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer or any Sub-servicer to carry out its servicing and administrative duties hereunder.

      (c) The Master Servicer shall have the right using that degree of skill and attention that the Master Servicer exercises with respect to comparable mortgage loans that it services for itself or others, to approve applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations to Properties and (iii) removal, demolition or division of Properties. No application for such approval shall be considered by the Master Servicer unless:
(x) the provisions of the related Note and Mortgage have been complied with; (y) the Combined Loan-to-Value Ratio and the Mortgagor's debt-to-income ratio after any release does not exceed the Combined Loan-to-Value Ratio and debt-to-income ratio applicable to such Mortgage Loan at origination and (z) the lien priority of the related Mortgage is not adversely affected; provided, however, that the foregoing requirements (x), (y) and (z) shall not apply to any such situation described in this paragraph if such situation results from any condemnation or easement activity by a governmental entity.

      (d) The Master Servicer may, and is hereby authorized to, perform any of its servicing responsibilities with respect to all or certain of the Mortgage Loans through a Sub-Servicer as it may from time to time designate, but no such designation of a Sub-Servicer shall serve to release the Master Servicer from any of its obligations under this Agreement. Such Sub-Servicer shall have all the rights and powers of the Master Servicer with respect to such Mortgage Loans under this Agreement.

      (e) Without limiting the generality of the foregoing, but subject to Sections 4.13 and 4.14, the Master Servicer in its own name or in the name of a Sub-Servicer may be authorized and empowered pursuant to a power of attorney executed and delivered by the Indenture Trustee to execute and deliver, and may be authorized and empowered by the Indenture Trustee, to execute and deliver, on behalf of itself, the Class B Noteholders, the Note Insurer and the Indenture Trustee or any of them, (i) any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Properties, (ii) to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Property on behalf of the Indenture Trustee, (iii) to hold title to any Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Indenture Trustee, and (iv) to consent to any modification of the terms of any Note not expressly prohibited hereby if the effect of any such modification will not be to affect materially and adversely the security afforded by the related Property and the timing of the receipt of payments required hereby or the interests of the Note Insurer; provided, however, that
Section 4.14(a) shall constitute a power of attorney from the Indenture Trustee to the Master Servicer or any Sub-servicer to execute an instrument of satisfaction (or assignment of mortgage without recourse) with respect to any Mortgage Loan paid in full (or with respect to which payment in full has been escrowed).

      (f) The Master Servicer shall give prompt notice to the Indenture Trustee of any action, of which the Master Servicer has actual knowledge, to (i) assert a claim against the Issuer or (ii) assert jurisdiction over the Issuer.

      (g) Servicing Advances incurred by the Master Servicer or any Sub-Servicer in connection with the servicing of the Mortgage Loans (including any penalties in connection with the payment of any taxes and assessments or other charges) on any Property shall be recoverable by the Master Servicer or such Sub-Servicer to the extent described in Section 4.9(c) and in Section 8.7(b)(xvii) of the Indenture.

      SECTION 4.2. COLLECTION OF CERTAIN MORTGAGE LOAN PAYMENTS. (a) The Master Servicer shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policies, follow Accepted Servicing Practices. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or other fees which may be collected in the ordinary course of servicing the Mortgage Loans, (ii) if a Mortgagor is in default or about to be in default because of a Mortgagor's financial condition, arrange with the Mortgagor a schedule for the payment of delinquent payments due on the related Mortgage Loan; provided, however, the Master Servicer shall not reschedule the payment of delinquent payments more than one time in any twelve consecutive months with respect to any Mortgagor.

      (b) The Master Servicer shall hold in escrow on behalf of the related Mortgagor all Prepaid Installments received by it, and shall apply such Prepaid Installments as directed by such Mortgagor and as set forth in the related Note.

      SECTION 4.3. SUB-SERVICING AGREEMENTS BETWEEN MASTER SERVICER AND SUB-SERVICERS. The Master Servicer may enter into Sub-Servicing Agreements for any servicing and administration of Mortgage Loans with any institution which may be an Affiliate, and which is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement. The Master Servicer shall give notice to the Note Insurer and the Indenture Trustee of the appointment of any Sub-Servicer and shall furnish to the Note Insurer and the Indenture Trustee a copy of the Subservicing Agreement. For purposes of this Agreement, the Master shall be deemed to have received payments on Mortgage Loans when any

Sub-Servicer has received such payments. Any such Sub-Servicing Agreement shall be consistent with and not violate the provisions of this Agreement.

      SECTION 4.4. SUCCESSOR SUB-SERVICERS. The Master Servicer may terminate any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement and to either itself directly service the related Mortgage Loans itself or enter into a Sub-Servicing Agreement with a successor Sub-Servicers that qualifies under Section 4.3.

      SECTION 4.5. LIABILITY OF MASTER SERVICER. The Master Servicer shall not be relieved of its obligations under this Agreement notwithstanding any Sub-Servicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or otherwise, and the Master Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master by such Sub-Servicer and nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify this Agreement. The Issuer shall not indemnify the Master Servicer for any losses due to the Master Servicer's negligence.

      SECTION 4.6. NO CONTRACTUAL RELATIONSHIP BETWEEN SUB-SERVICER AND INDENTURE TRUSTEE OR THE CLASS B NOTEHOLDERS. Any Sub-Servicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Master Servicer alone and the Note Insurer, the Indenture Trustee and the Class B Noteholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer except as set forth in Section 4.7.

      SECTION 4.7. ASSUMPTION OR TERMINATION OF SUB-SERVICING AGREEMENT BY INDENTURE TRUSTEE. In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Master Servicer hereunder by the Indenture Trustee pursuant to Section 5.1, it is understood and agreed that the Master Servicer's rights and obligations under any Sub-Servicing Agreement then in force between the Master Servicer and a Sub-Servicer may be assumed or terminated by the Indenture Trustee at its option. Any termination fee due under any such Sub-servicing agreement shall be paid by the preceding Master Servicer but in no event shall the Indenture Trustee be liable for any such fee.

      The Master Servicer shall, upon request of the Indenture Trustee, but at the expense of the Master Servicer, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party, without the payment of any fee by the Indenture Trustee, notwithstanding any contrary provision in any Sub-Servicing Agreement.

      SECTION 4.8. TRUST B PRINCIPAL AND INTEREST ACCOUNT. (a) The Master Servicer and/or each Sub-servicer, as applicable, shall establish in the name of the Issuer for the benefit of the Class B Noteholders and the Note Insurer, as their interests may appear, and maintain at one or more Designated Depository Institutions the Trust B Principal and Interest Account.

      Subject to Subsections (c) and (e) below, the Master Servicer and any Sub-servicer shall deposit all receipts related to the Mortgage Loans to the Trust B Principal and Interest Account on a daily basis (but no later than the second Business Day after receipt).

      Within one Business Day of the Closing Date, on each Subsequent Transfer Date and each Transfer Date, the Sponsor and/or the Master Servicer shall deposit to the Trust B Principal and Interest Account all receipts related to the Mortgage Loans which relate to or are received on or after the Cut-Off Date or the Subsequent Cut-Off Date, as the case may be.

      (b) All funds in the Trust B Principal and Interest Account may only be held (i) uninvested, up to the limits insured by the FDIC or (ii) invested in Eligible Investments. The Trust B Principal and Interest Account shall be held in Trust B in the name of the Issuer and for the benefit of the Class B Noteholders and the Note Insurer. Any investment earnings on funds held in the Trust B Principal and Interest Account shall be for the account of the Master Servicer and may only be withdrawn from the Trust B Principal and Interest Account by the Master Servicer immediately following the remittance of the Trust B Monthly Remittance Amounts by the Master Servicer. Any references herein to amounts on deposit in the Trust B Principal and Interest Account shall refer to amounts net of such investment earnings. Any investment losses are at the expense of the Master Servicer and shall be replaced on or prior to the Remittance Date.

      (c) Subject to Subsection (e) below, the Master Servicer shall deposit to the Trust B Principal and Interest Account all principal and interest collections on the Mortgage Loans received on or after the Cut-Off Date or related Subsequent Cut-Off Date including any Prepaid Installments, Prepayments and Net Liquidation Proceeds, all Loan Purchase Prices and Substitution Amounts received or paid by the Master Servicer with respect to the Mortgage Loans, other recoveries or amounts related to the Mortgage Loans received by the Master Servicer, Compensating Interest and Delinquency Advances together with any amounts which are reimbursable from the Trust B Principal and Interest Account, but net of (i) the Servicing Fee with respect to each Mortgage Loan and other servicing compensation to the Master Servicer as permitted by Section 4.15 hereof, (ii) principal (including Prepayments) collected on the related Mortgage Loans prior to the Cut-Off Date or related Subsequent Cut-Off Date, (iii) interest accruing on the related Mortgage Loans prior to the Cut-Off Date or related Subsequent Cut-Off Date and (iv) Net Liquidation Proceeds to the extent such Net Liquidation Proceeds exceed the Loan Balance of the related Mortgage Loan.

      (d) (i) The Master Servicer may make withdrawals from the Trust B Principal and Interest Account only for the following purposes:

                  (1) to effect the timely remittance to the Indenture Trustee of the Trust B Monthly Remittance Amounts due on the Remittance
            Date;

                  (2) to reimburse itself for unreimbursed Delinquency Advances and Servicing Advances and Nonrecoverable Advances;

                  (3) to withdraw investment earnings on amounts on deposit in the Trust B Principal and Interest Account;

                  (4) to withdraw amounts that have been deposited to the Trust
            B Principal and Interest Account in error; and

                  (5) to clear and terminate the Trust B Principal and Interest
            Account following the termination of the Trust Estate pursuant to
            Article X of the Indenture.

            (ii) On the tenth day of each month, the Master Servicer shall send to the Indenture Trustee a report, in the form of a computer tape, detailing the payments on the Mortgage Loans during the prior Remittance Period. Such tape shall be in the form and have the specifications as may be agreed to between the Master Servicer and the Indenture Trustee from time to time. The Note Insurer shall have the right to request this computer tape upon providing 3 Business Days written notice to the Master Servicer.

            (iii) On each Remittance Date the Master Servicer shall remit to the Indenture Trustee by wire transfer, or otherwise make funds available in immediately available funds for deposit in the Trust B Note Account pursuant to Section 8.7(a) of the Indenture, the Trust B Interest Remittance Amount and the Trust B Principal Remittance Amount.

      (e) To the extent that the ratings, if any, then assigned to the unsecured debt of the Master Servicer or of the Master Servicer's ultimate corporate parent are satisfactory to the Note Insurer, the Indenture Trustee, Moody's and Standard & Poor's, then the requirement to maintain the Trust B Principal and Interest Account may be waived by an instrument signed by the Note Insurer, Standard & Poor's, Indenture Trustee, and Moody's, and the Master Servicer may be allowed to co-mingle with its general funds the amounts otherwise required to be deposited to the Trust B Principal and Interest Account, on such terms and subject to such conditions as the Note Insurer, the Indenture Trustee, Moody's and Standard & Poor's may permit.

      SECTION 4.9. DELINQUENCY ADVANCES, COMPENSATING INTEREST AND SERVICING ADVANCES. (a) The Master Servicer is required, not later than each Remittance Date, to deposit into the Trust B Principal and Interest Account an amount equal to the sum of the interest portions (net of the Servicing Fees) due, but not collected, with respect to Delinquent Mortgage Loans during the prior Remittance Period, but only if, in its good faith business judgment, the Master Servicer reasonably believes that such amount will ultimately be recovered from the related Mortgage Loan. Such amounts are "Delinquency Advances".

      The Master Servicer shall be permitted to fund its payment of Delinquency Advances on any Remittance Date and to reimburse itself for any Delinquency Advances paid from the Master Servicer's own funds, from collections on the related Mortgage Loan. The Master Servicer may use funds deposited to the Trust B Principal and Interest Account subsequent to the related Remittance Period to fund its payment of Delinquency Advances related to a Payment Date. The Master Servicer shall also fund Delinquency Advances from the deposits into the Trust B Principal and Interest Account with respect thereto (i) late collections from the Mortgagor whose Delinquency gave rise to the shortfall which resulted in such Delinquency Advance and (ii) Net Liquidation Proceeds recovered on account of the related Mortgage Loan to the extent of the amount of aggregate Delinquency Advances related thereto or (iii) from its own funds. If not therefore recovered from the related Mortgagor or the related Net Liquidation Proceeds, Delinquency Advances constituting Nonrecoverable Advances shall be recoverable pursuant to Section 8.7(b)(xvii) of the Indenture and Section 4.8(a) hereof.

      (b) On or prior to each Remittance Date, the Master Servicer shall deposit in the Trust B Principal and Interest Account with respect to any full Prepayment received on a Mortgage Loan during the related Remittance Period out of its own funds without any right of reimbursement therefor, an amount equal to the difference between (x) 30 days' interest at the Mortgage Loan's Coupon Rate (less the Servicing Fee) on the Loan Balance of such Mortgage Loan as of the first day of the related Remittance Period and (y) to the extent not previously advanced, the interest (less the Servicing Fee) paid by the Mortgagor with respect to the Mortgage Loan during such Remittance Period (any such amount paid by the Master Servicer, "Compensating Interest"). The Master Servicer shall in no event be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate Servicing Fee received by the Master Servicer with respect to all Mortgage Loans for such Remittance Period nor shall it be required to pay Compensating Interest due to partial prepayments or Relief Act Shortfalls.

      (c) The Master Servicer will pay all "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) Preservation Expenses, (ii) any enforcement or judicial proceedings, including (a) foreclosures and (b) other legal actions and costs associated therewith that potentially affect the existence, validity, priority, enforceability, or collectibility of the Mortgage Loans, including collection agency fees and costs of pursuing or obtaining personal judgments, garnishments, levies, attachment and similar actions, and (iii) the costs of the conservation, management, liquidation, sale or other disposition of any REO Property, including reasonable fees paid to any independent contractor in connection therewith, and (iv) advances to keep liens current, unless with respect to any of the foregoing the Master Servicer has determined that such advance would not be recoverable. Each such amount so paid will constitute a "Servicing Advance". The Master Servicer may recover Servicing Advances (x) from the Mortgagors to the extent permitted by the Mortgage Loans, from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan and (y) as provided in Section 4.8(d) hereof.

      (d) On the Remittance Date in December 1998, the Master Servicer shall make a special non-recoverable advance equal to one-month's interest, calculated at the Class B Note Interest Rate (applicable to the December 1998 Payment Date) for the Class B Notes with respect to all Mortgage Loans in Trust B not having a payment due during November 1998 and the amounts of such advance shall be included in the Interest Remittance Amount related to Trust B.

      SECTION 4.10. PURCHASE OF MORTGAGE LOANS. The Master Servicer may, but is not obligated to, purchase for its own account any Mortgage Loan which becomes Delinquent, in whole or in part, as to four consecutive monthly installments or any Mortgage Loan as to which enforcement proceedings have been brought by the Master Servicer or by any Sub-Servicer pursuant to Section 4.13. Any such Mortgage Loan so purchased shall be purchased by the Master Servicer on a Remittance Date at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the Trust B Principal and Interest Account provided, that the Master Servicer may not purchase any Mortgage Loans pursuant to this Section 4.10 if such purchase will cause the aggregate purchase price to exceed 10% of the Original Pool Principal Balance.

      SECTION 4.11. MAINTENANCE OF INSURANCE.

      (a) The Master Servicer shall cause to be maintained with respect to each Mortgage Loan a hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage, and which provides for a recovery by the Master Servicer on behalf of the Issuer of insurance proceeds relating to such Mortgage Loan in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the full insurable value of the premises.

      (b) If the Mortgage Loan at the time of origination relates to a Property in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Master Servicer will cause to be maintained with respect thereto a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable carrier in an amount representing coverage, and which provides for a recovery by the Master Servicer on behalf of the Issuer of insurance proceeds relating to such Mortgage Loan of not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. The Master Servicer shall indemnify the Issuer and the Note Insurer out of the Master Servicer's own funds for any loss to the Issuer and the Note Insurer resulting from the Master Servicer's failure to maintain the insurance required by this Section.

      (c) It is understood and agreed that such insurance shall be with insurers approved by the Master Servicer and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Any cost incurred by the Master Servicer in maintaining any such insurance shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer pursuant to Section 4.9.

      (d) In the event that the Master Servicer shall obtain and maintain a blanket policy insuring against fire, flood and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Master Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of this Section 4.11, the Master Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under this Section 4.11, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Property a policy complying with the preceding paragraphs of this Section 4.11, and there shall have been a loss which would have been covered by such policy, deposit in the Trust B Principal and Interest Account from the Master Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with the preceding paragraphs of this Section 4.11 and the amount paid under such blanket policy. Upon the request of the Indenture Trustee or the Note Insurer, the Master Servicer shall cause to be delivered to the Indenture Trustee and the Note Insurer, a certified true copy of such policy.

      SECTION 4.12. DUE-ON-SALE CLAUSES; ASSUMPTION AND SUBSTITUTION AGREEMENTS. When a Property has been or is about to be conveyed by the Mortgagor, the Master Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Note; provided, however, that the Master Servicer shall not exercise any such right if (i) the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law or (ii) the Master Servicer reasonably believes that to permit an assumption of the Mortgage Loan would not materially and adversely affect the interest of the Class B Noteholders or of the Note Insurer. In such event, the Master Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Note and, unless prohibited by applicable law or the Mortgage Documents, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Master Servicer is authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Note; provided, however, that to the extent any such substitution of liability agreement would be delivered by the Master Servicer outside of its usual procedures for mortgage loans held in its own portfolio the Master Servicer shall, prior to executing and delivering such agreement, obtain the prior written consent of the Control Party. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Master Servicer shall notify the Indenture Trustee that any such assumption or substitution agreement has been completed by forwarding to the Indenture Trustee the original copy of such assumption or substitution agreement, which copy shall be added by the Indenture Trustee to the related File and which shall, for all purposes, be considered a part of such File to the same extent as all other documents and instruments constituting a part thereof. The Master Servicer shall be responsible for recording or causing the recordation any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the required monthly payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Master Servicer or the Sub-Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Master Servicer as additional servicing compensation.

      Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatsoever.

      SECTION 4.13. REALIZATION UPON DEFAULTED MORTGAGE LOANS. (a) The Master Servicer shall foreclose upon or otherwise comparably effect the ownership on behalf of the Issuer of Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of Delinquent payments and which the Master Servicer has not purchased pursuant to Section
4.10. In connection with such foreclosure or other conversion, the Master Servicer shall exercise such of the rights and powers vested in it hereunder, and use the same degree of care and skill in their exercise or use, as prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs, including, but not limited to, advancing funds for the payment of taxes, amounts due with respect to Senior Liens, and insurance premiums. Any amounts so advanced shall constitute "Servicing Advances" within the meaning of Section 4.9(c) hereof.

      Notwithstanding the generality of the foregoing provisions, the Master Servicer shall manage, conserve, protect and operate each REO Property for the Class B Noteholders solely for the purpose of its prompt disposition and sale. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Class B Noteholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Class B Noteholders for the period prior to the sale of such REO Property. The Master Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Property.

      (b) The Master Servicer shall determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a "Liquidated Mortgage Loan" and shall promptly deliver to the Note Insurer, with a copy to the Indenture Trustee, a related liquidation report with respect to such Liquidated Mortgage Loan.

      SECTION 4.14. INDENTURE TRUSTEE TO COOPERATE; RELEASE OF FILES.

      (a) Upon the payment in full of any Mortgage Loan (including the repurchase of any Mortgage Loan or any liquidation of such Mortgage Loan through foreclosure or otherwise), or the receipt by the Master Servicer or any Sub-servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer or any Sub-servicer shall deliver to the Indenture Trustee a Master Servicer's Trust Receipt attached hereto as Exhibit H. Upon receipt of such Master Servicer's Trust Receipt, the Indenture Trustee shall promptly release the related File, in trust to the applicable party as directed in writing by the Master Servicer on the Master Servicer's Trust Receipt, in each case pending its release by the such party. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Master Servicer or any Sub-servicer is authorized to give, as attorney-in-fact for the Indenture Trustee and the mortgagee under the Mortgage which secured the Note, an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Trust B Principal and Interest Account. In lieu of executing any such satisfaction or assignment, as the case may be, the Master Servicer or any Sub-servicer may prepare and submit to the Indenture Trustee, a satisfaction (or assignment without recourse, if requested by the Person or Persons entitled thereto) in form for execution by the Indenture Trustee with all requisite information completed by the Master Servicer or any Sub-servicer; in such event, the Indenture Trustee shall execute and acknowledge such satisfaction or assignment, as the case may be, and deliver the same with the related File, as aforesaid.

      (b) From time to time and as appropriate in the servicing of any Mortgage Loan, including, without limitation, foreclosure or other comparable conversion of a Mortgage Loan or collection under any applicable Insurance Policy, the Indenture Trustee shall (except in the case of the payment or liquidation pursuant to which the related File is released to an escrow agent or an employee, agent or attorney of the Indenture Trustee), upon request of the Master Servicer or any Sub-servicer and delivery to the Indenture Trustee of a Master Servicer's Trust Receipt, release the related File to the Master Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse of the related Mortgage to the Master Servicer. The Indenture

Trustee shall complete in the name of the Indenture Trustee any endorsement in blank on any Note prior to releasing such Note to the Master Servicer or any Sub-servicer. Such receipt shall obligate the Master Servicer or any Sub-servicer to return the File to the Indenture Trustee when the need therefor by the Master Servicer or any Sub-servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of the liquidation information, in physical or electronic form, the Master Servicer's Trust Receipt shall be released by the Indenture Trustee to the Master Servicer or any Sub-servicer.

      (c) No costs associated with the procedures described in this Section 4.14 shall be an expense of the Issuer.

      (d) The provisions set forth in Subsections (a) and (b) may be superseded by any waiver of the Document Delivery Requirement as may be given by the Note Insurer, Moody's and Standard & Poor's pursuant to Section 2.1(b) hereof.

      (e) Each Master Servicer's Trust Receipt may be delivered to the Indenture Trustee (i) via mail or courier, (ii) via facsimile or (iii) by such other means, including, without limitation, electronic or computer readable medium, as the Master Servicer and the Indenture Trustee shall mutually agree. The Indenture Trustee shall promptly release the related File(s) within five (5) to seven (7) business days of receipt of a properly completed Master Servicer's Trust Receipt pursuant to clauses (i), (ii) or (iii) above or such shorter period as may be agreed upon by the Master Servicer and the Indenture Trustee. Receipt of a Master Servicer's Trust Receipt pursuant to clauses (i), (ii) or
(iii) above shall be authorization to the Indenture Trustee to release such Files, provided the Indenture Trustee has determined that such Master Servicer's Trust Receipt has been executed, with respect to clauses (i) or (ii) above, or approved, with respect to clause (iii) above, by an Authorized Officer of the Master Servicer or any Sub-servicer, and so long as the Indenture Trustee complies with its duties and obligations under this Agreement. If the Indenture Trustee is unable to release the Files within the time frames previously specified, the Indenture Trustee shall immediately notify the Master Servicer or any Sub-servicer indicating the reason for such delay, but in no event shall such notification be later than five business days after receipt of a Master Servicer's Trust Receipt. If the Master Servicer is required to pay penalties or damages due solely to the Indenture Trustee's negligent failure to release the related File or the Indenture Trustee's negligent failure to execute and release documents in a timely manner, the Indenture Trustee shall be liable for such penalties or damages.

      On each day that the Master Servicer remits to the Indenture Trustee Master Servicer's Trust Receipts pursuant to clauses (ii) or (iii) above, the Master Servicer or any Sub-servicer shall also submit to the Indenture Trustee a summary of the total amount of such Master Servicer's Trust Receipts requested on such day by the same method as described in such clauses (ii) or (iii) above.

      SECTION 4.15. SERVICING COMPENSATION. As compensation for its activities hereunder, the Master Servicer shall be entitled to retain the amount of the Servicing Fee with respect to each Mortgage Loan. Additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, late payment charges, or any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Trust B Principal and Interest Account pursuant to Section 4.8(c)(v) and similar items may, to the extent collected from Mortgagors, be retained by the Master Servicer.

      SECTION 4.16. ANNUAL STATEMENT AS TO COMPLIANCE. The Master Servicer, at its own expense, will deliver to the Indenture Trustee, the Note Insurer, Standard & Poor's, and Moody's, on or before the last day of November of each year, commencing in 1999, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during such preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Master Servicer to remedy such defaults.

      SECTION 4.17. ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORTS. On or before the last day of November of each year, commencing in 1999, the Master Servicer, at its own expense, shall cause to be delivered to the Indenture Trustee, the Note Insurer, Standard & Poor's and Moody's a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Control Party stating that such firm has, with respect to the Master Servicer's overall servicing operations (i) performed applicable tests in accordance with the compliance testing procedures as set forth in Appendix 3 of the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees or (ii) examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and in either case stating such firm's conclusions relating thereto.

      SECTION 4.18. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE MORTGAGE LOANS. The Master Servicer shall provide to the Indenture Trustee, the Note Insurer, the FDIC and the supervisory agents and examiners of each of the foregoing access to the documentation regarding the Mortgage Loans required by applicable state and federal regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it.

      Upon any change in the format of the computer tape maintained by the Master Servicer in respect of the Mortgage Loans, the Master Servicer shall deliver a copy of such computer tape to the Indenture Trustee and in addition shall provide a copy of such computer tape to the Indenture Trustee at such other times as the Indenture Trustee may reasonably request. The Note Insurer may request a copy of this computer tape upon three Business Days prior written notice to the Master Servicer.

      SECTION 4.19. ASSIGNMENT OF AGREEMENT. The Master Servicer may not assign its obligations under this Agreement, in whole or in part, unless it shall have first obtained the written consent of the Indenture Trustee and the Note Insurer, which such consent shall not be unreasonably withheld; provided, however, that any assignee must meet the eligibility requirements set forth in
Section 5.1(g) hereof for a successor servicer. Notice of any such assignment shall be given by the Master Servicer to the Indenture Trustee, the Note Insurer and Moody's.

                                   ARTICLE V

                              SERVICING TERMINATION

      SECTION 5.1. EVENTS OF SERVICER TERMINATION. (a) The Master Servicer may be removed with respect to Trust B if any one of the following events ("Trust B Events of Servicer Termination") shall occur and be continuing:

            (i) The Master Servicer shall fail to deliver to the Indenture Trustee any proceeds or required payment, which failure continues unremedied for five Business Days following written notice to an Authorized Officer of the Master Servicer from the Indenture Trustee or from Class B Noteholders evidencing Percentage Interest aggregating not less than 25%.

            (ii) The Master Servicer shall fail to perform any one or more of its obligations hereunder other than the obligations contemplated by Subsection 5.1(i) above, and shall continue in default thereof for a period of sixty (60) days after notice by the Indenture Trustee or the
      Note Insurer of said failure; provided, however, that if the Master Servicer can demonstrate to the reasonable satisfaction of the Control Party that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Control Party; or

            (iii) The Master Servicer shall fail to cure any breach of any of its representations and warranties set forth in Section 3.2 which materially and adversely affects the interests of the Class B Noteholders or the Note Insurer for a period of thirty (30) days after the Master Servicer's discovery or receipt of notice thereof; provided, however, that if the Master Servicer can demonstrate to the reasonable satisfaction of the Control Party that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Control Party; or

            (iv) The failure by the Master Servicer to make any required Servicing Advance and such failure continues for fifteen days; provided, however; that if the Master Servicer can demonstrate to the reasonable satisfaction of the Control Party that any such event was due to circumstances beyond the control of the Master Servicer, such event shall not be considered an event of termination of the Master Servicer; or

            (v) The failure by the Master Servicer to make any required Delinquency Advance or to pay any Compensating Interest; provided, however, that if the Master Servicer can demonstrate to the reasonable satisfaction of the Control Party that any such event was due to circumstances beyond the control of the Master Servicer, such event shall not be considered an event of termination of the Master Servicer;

      Then, and in each and every such case, so long as a Trust B Event of Servicer Termination shall not have been remedied by the Master Servicer, either the Indenture Trustee, the Note Insurer or the Class B Noteholders evidencing Percentage Interests aggregating not less than 51% in each case with the consent of the Note Insurer, or the Note Insurer, by notice then given in writing to the Master Servicer (and to the Indenture Trustee if given by the Note Insurer of the Class B Noteholders) may terminate all of the rights and obligations of the Master Servicer as servicer of Trust B under this Agreement. Any such notice to the Master Servicer shall also be given to each Rating Agency and the Note Insurer. On and after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Class B Notes or the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under this Section 5.1(a) and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents, or otherwise. The Master Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the transfer to the Indenture Trustee for the administration by it of all cash amounts that shall at the time be held by the Master Servicer and to be deposited by it in the Note Account, or that have been deposited by the Master Servicer in the Note Account or thereafter received by the Master Servicer with respect to the Mortgage Loans. All reasonable costs and expenses (including attorneys' fees) incurred in connection with amending this Agreement to reflect such succession as Master Servicer pursuant to this Section 5.1 shall be paid by the predecessor Master Servicer (or if the predecessor Master Servicer is the Indenture Trustee, the initial Master Servicer) upon presentation of reasonable documentation of such costs and expenses.

      Notwithstanding the foregoing, a delay in or failure of performance under
      Section 5.1(a)(i) for a period of two Business Days or under Section 5.1(ii), (iii), (iv), or (v) for a period of 60 days, shall not constitute a Trust B Event of Servicer Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Master Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement and the Master Servicer shall provide the Indenture Trustee, the Sponsor, the Note Insurer and the Class B Noteholders with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Master Servicer shall immediately notify the Indenture Trustee and the
      Note Insurer in writing of any Trust B Event of Servicer Termination.

      (b) The Master Servicer may be removed with respect to Trust A, Trust B and Trust C if any one of the following events ("Overall Events of Servicer Termination") shall occur and be continuing:

            (i) The occurrence of a Servicer Termination Loss Trigger or Servicer Termination Delinquency Rate Trigger, as such terms are defined in the Insurance Agreement; or

            (ii) The Master Servicer shall (I) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or similar entity with respect to itself or its property, (II) admit in writing its inability to pay its debts generally as they become due, (III) make a general assignment for the benefit of creditors, (IV) be adjudicated a bankrupt or insolvent, (V) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or (VI) take corporate action for the purpose of effecting any of the foregoing; or

            (iii) If, without the application, approval or consent of the Master Servicer, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Master Servicer an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or similar entity with respect to the Master Servicer or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Master Servicer in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed or pending and unstayed for any period of seventy-five (75) consecutive days.

Then, and in each and every such case, so long as an Overall Event of Servicer Termination shall not have been remedied by the Master Servicer, either the Indenture Trustee, the Note Insurer or the Noteholders evidencing Percentage Interests aggregating not less than 51% with the consent of the Note Insurer, or the Note Insurer, by notice then given in writing to the Master Servicer (and to the Indenture Trustee if given by the Note Insurer of the Noteholders) may terminate all of the rights and obligations of the Master Servicer as servicer under this Agreement, the Trust B Sale and Servicing Agreement and the Trust C Sale and Servicing Agreement. Any such notice to the Master Servicer shall also be given to each Rating Agency and the Note Insurer. On and after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Trust Notes or the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under this Section 5.1(b) and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan in Trust B and related documents, or otherwise. The Master Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the transfer to the Indenture Trustee for the administration by it of all cash amounts that shall at the time be held by the Master Servicer and to be deposited by it in the Trust B Note Account, or that have been deposited by the Master Servicer in the Note Account or thereafter received by the Master Servicer with respect to the Mortgage Loans. All reasonable costs and expenses (including attorneys' fees) incurred in connection with amending this Agreement to reflect such succession as Master Servicer pursuant to this Section 5.1(b) shall be paid by the predecessor Master Servicer (or if the predecessor Master Servicer is the Indenture Trustee, the initial Master Servicer) upon presentation of reasonable documentation of such costs and expenses.

      The Master Servicer shall not resign from the obligations and duties hereby imposed on it, except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of this Agreement. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an opinion of counsel to such effect which shall be delivered to the Indenture Trustee and the Note Insurer.

      (c) No removal or resignation of the Master Servicer shall become effective until the Indenture Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with this Section. If no successor servicer is available, the Indenture Trustee shall act as successor servicer and perform all of the obligations of this Section, including, without limitation, making Delinquency Advances and paying Compensating Interest; provided, however, that the Indenture Trustee will not be obligated to act as successor servicer if it is legally unable to perform its duties hereunder.

      (d) Upon removal or resignation of the Master Servicer, the Master Servicer also shall promptly deliver or cause to be delivered to a successor servicer or the Indenture Trustee all the books and records (including, without limitation, records kept in electronic form) that the Master Servicer has maintained for the Mortgage Loans, including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in the Master Servicer's possession.

      (e) Any collections received by the Master Servicer after removal or resignation shall be endorsed by it to the Indenture Trustee and remitted directly and immediately to the Indenture Trustee or the successor Master Servicer.

      (f) Upon removal or resignation of the Master Servicer, the Indenture Trustee (x) may solicit bids for a successor servicer as described below, and
(y) pending the appointment of a successor Master Servicer as a result of soliciting such bids, shall serve as Master Servicer. The Indenture Trustee shall, if it is unable to obtain a qualifying bid and is prevented by law from acting as Master Servicer, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution which has shareholders' equity of not less than $10,000,000, as determined in accordance with generally accepted accounting principles, and acceptable to the Note Insurer as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. The compensation of any successor servicer (including, without limitation, the Indenture Trustee) so appointed shall be the aggregate Servicing Fees, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 4.8 and 4.15; provided, however, that, if the Indenture Trustee acts as successor Master Servicer then the Sponsor agrees to pay to the Indenture Trustee at such time that the Indenture Trustee becomes such successor Master Servicer a fee of twenty-five dollars ($25.00) for each Mortgage Loan then included in the Trust Estate. The Indenture Trustee shall be obligated to serve as successor Master Servicer whether or not the $25.00 fee described in the preceding sentence is paid by the Sponsor, but shall in any event be entitled to receive, and to enforce payment of, such fee from the Sponsor.

      (g) In the event the Indenture Trustee solicits bids as provided above, the Indenture Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor Master Servicer shall be entitled to the full amount of the aggregate Servicing Fees as servicing compensation, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 4.8 and 4.15. Within thirty days after any such public announcement, the Indenture Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid. The Indenture Trustee shall deduct from any sum received by the Indenture Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder. After such deductions, the remainder of such sum shall be paid by the Indenture Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor.

      (h) The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Indenture Trustee and any successor Master Servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Indenture Trustee or such successor Master Servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Indenture Trustee or such successor Master Servicer, as applicable, all amounts which then have been or should have been deposited in the Trust B Principal and Interest Account by the Master Servicer or which are thereafter received with respect to the Mortgage Loans. Neither the Indenture Trustee nor any other successor Master Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer or (iii) any breaches of a predecessor Master Servicer.

      (i) The Indenture Trustee or any other successor Master Servicer, upon assuming the duties of Master Servicer hereunder, shall immediately make all Delinquency Advances and pay all Compensating Interest which the Master Servicer has theretofore failed to remit with respect to the Mortgage Loans; provided, however, that if the Indenture Trustee is acting as successor Master Servicer, the Indenture Trustee shall be required to make Delinquency Advances (including the Delinquency Advances described in this clause (i)) only if, in the Indenture Trustee's reasonable good faith judgment, such Delinquency Advances will ultimately be recoverable from the related Mortgage Loans.

      (j) The Master Servicer which is being removed or is resigning shall give notice to the Mortgagors and to Moody's and Standard and & Poor's of the transfer of the servicing to the successor.

      (k) The Indenture Trustee shall give notice to the Note Insurer, Moody's, Standard & Poor's and to the Noteholders of the occurrence of any event specified in Section 5.1(a), 5.1(b) or any other event in which the Master Servicer is no longer acting as Master Servicer hereunder of which the Indenture Trustee has actual knowledge.

      SECTION 5.2. INSPECTIONS BY THE NOTE INSURER AND THE INDENTURE TRUSTEE; ERRORS AND OMISSIONS INSURANCE. (a) At any reasonable time and from time to time upon reasonable notice, the Note Insurer, the Indenture Trustee, or any agents or representatives thereof may inspect the Master Servicer's servicing operations and discuss the servicing operations of the Master Servicer with any of its officers or directors. The costs and expenses incurred by the Master Servicer or its agents or representatives in connection with any such examinations or discussions shall be paid by the Master Servicer.

      (b) The Master Servicer agrees to maintain errors and omissions coverage and a fidelity bond, each at least to the extent generally maintained by prudent mortgage loan servicers having servicing portfolios of a similar size.

      SECTION 5.3. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF MASTER SERVICER. Any corporation into which the Master Servicer may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to all or substantially all of the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto provided that such corporation meets the qualifications set forth in Section 5.1(g).

      SECTION 5.4. NOTICES OF TO CLASS B NOTEHOLDERS. Upon any termination or appointment of a successor to the Master Servicer pursuant to this Article V, the Indenture Trustee shall give prompt written notice thereof to the Class B Noteholders at their respective addresses appearing in the Note Register, the
Note Insurer and each Rating Agency.

                                   ARTICLE VI

                  ADMINISTRATIVE DUTIES OF THE MASTER SERVICER

      SECTION 6.1. ADMINISTRATIVE DUTIES WITH RESPECT TO THE INDENTURE. The Master Servicer shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Master Servicer shall consult with the Owner Trustee as the Master Servicer deems appropriate regarding the duties of the Issuer under the Indenture. The Master Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture. The Master Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Master Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture.

            (a) Duties with Respect to the Issuer.

            (i) In addition to the duties of the Master Servicer set forth in this Agreement or any of the Documents, the Master Servicer shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Operative Documents or under state and federal tax and securities laws, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Operative Documents. In accordance with the directions of the Issuer or the Owner Trustee, the Master Servicer shall administer, perform or supervise the performance of such other activities in connection with the Mortgage Loans (including the Operative Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Master Servicer.

            (ii) Notwithstanding anything in this Agreement or any of the Operative Documents to the contrary, the Master Servicer shall be responsible for promptly notifying the Owner Trustee and the Indenture Trustee in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) with respect to the Trust B Certificates as contemplated by this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Indenture Trustee pursuant to such provision.

            (iii) Notwithstanding anything in this Agreement or the Operative Documents to the contrary, the Master Servicer shall be responsible for performance of the duties of the Issuer or the Sponsor set forth in [Section 5.1(a), (b), (c) and (d) of the Trust B Trust Agreement] with respect to, among other things, accounting and reports with respect to the Trust B Certificates.

            (iv) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Master Servicer may enter into transactions with or otherwise deal with any of its Servicer Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Master Servicer's opinion, no less favorable to the Issuer in any material respect.

      (b) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Master Servicer are non-ministerial, the Master Servicer shall not take any action pursuant to this Article VI unless within a reasonable time before the taking of such action, the Master Servicer shall have notified the Owner Trustee and the Note Insurer of the proposed action and the Owner Trustee and the Note Insurer shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

                  (A) the amendment of or any supplement to the Indenture;

                  (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Mortgage Loans);

                  (C) the amendment, change or modification of this Agreement or any of the Operative Documents;

                  (D) the appointment of successor Note Registrars, successor
            Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of Successor Servicers or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

                  (E) the removal of the Indenture Trustee.

      (c) Exceptions. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Operative Documents, the Master Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders under the Operative Documents, (2) sell the Trust Property pursuant to Section 5.1 of the Indenture, (3) take any other action that the Issuer directs the Master Servicer not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

      (d) The Indenture Trustee or any successor Servicer shall not be responsible for any obligations or duties of the Master Servicer under Section 6.1.

      SECTION 6.2. RECORDS. The Master Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer and the Indenture Trustee at any time during normal business hours.

      SECTION 6.3. ADDITIONAL INFORMATION TO BE FURNISHED TO THE ISSUER. The Master Servicer shall furnish to the Issuer and the Indenture Trustee from time to time such additional information regarding the Mortgage Loans as the Issuer and the Indenture Trustee shall reasonably request.

                                  ARTICLE VII

                                  MISCELLANEOUS

      SECTION 7.1. COMPLIANCE CERTIFICATES AND OPINIONS. Upon any application or request by the Sponsor, the Note Insurer or the Class B Noteholders to the Indenture Trustee to take any action under any provision of this Agreement, the Sponsor, the Note Insurer or the Class B Noteholders, as the case may be, shall furnish to the Indenture Trustee a certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of any documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate need be furnished.

      Except as otherwise specifically provided herein, each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

      (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

      (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; and

      (c) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

      SECTION 7.2. FORM OF DOCUMENTS DELIVERED TO THE INDENTURE TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate of an Authorized Officer of the Indenture Trustee may be based, insofar as it relates to legal matters, upon an opinion of counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the opinion is erroneous. Any such certificate of an Authorized Officer of the Indenture Trustee or any opinion of counsel may be based, insofar as it relates to factual matter upon a certificate or opinion of, or representations by, one or more Authorized Officers of the Sponsor or of the Master Servicer, stating that the information with respect to such factual matters is in the possession of the Sponsor or of the Master Servicer, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Indenture Trustee, stating that the information with respect to such matters is in the possession of the Indenture Trustee, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may be based on the written opinion of other counsel, in which event such opinion of counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Indenture Trustee may reasonably rely upon the opinion of such other counsel.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

      SECTION 7.3. ACTS OF CLASS B NOTEHOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Class B Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Class B Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Sponsor and/or the Note Insurer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Class B Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

      (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

      (c) The ownership of Class B Notes shall be proved by the Register.

      (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Class B Noteholders shall bind the Class B Noteholders issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Class B Notes.

      SECTION 7.4. NOTICES, ETC., TO INDENTURE TRUSTEE. Any request, demand, authorization, direction, notice, consent, waiver or act of the Class B Notes or other documents provided or permitted by this Agreement to be made upon, given or furnished to, or filed with the Indenture Trustee by any Class B Notes, the
Note Insurer or by the Sponsor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Indenture Trustee at its corporate trust office as set forth in the Indenture.

      SECTION 7.5. NOTICES AND REPORTS TO CLASS B NOTEHOLDERS; WAIVER OF NOTICES. Where this Agreement provides for notice to Class B Noteholders of any event or the mailing of any report to Class B Noteholders, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Class B Noteholder affected by such event or to whom such report is required to be mailed, at the address of such Class B Noteholder as it appears on the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Class B Noteholders is mailed in the manner provided above, neither the failure to mail such notice or report nor any defect in any notice or report so mailed to any particular Class B Noteholder shall affect the sufficiency of such notice or report with respect to other Class B Noteholders, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.

      Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Class B Noteholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

      In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Class B Noteholders when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

      Where this Agreement provides for notice to any rating agency that rated any Class B Notes, failure to give such notice shall not affect any other rights or obligations created hereunder.

      SECTION 7.6. RULES BY INDENTURE TRUSTEE AND SPONSOR. The Indenture Trustee may make reasonable rules for any meeting of Class B Noteholders.

      SECTION 7.7. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by any party hereto shall bind its successors and assigns, whether so expressed or not.

      SECTION 7.8. SEVERABILITY. In case any provision in this Agreement or in the Class B Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 7.9. BENEFITS OF AGREEMENT. Nothing in this Agreement or in the Class B Notes, expressed or implied, shall give to any Person, other than the Class B Noteholders, the Note Insurer and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

      SECTION 7.10. LEGAL HOLIDAYS. In any case where the date of any Payment Date, any other date on which any distribution to any Class B Noteholder is proposed to be paid, or any date on which a notice is required to be sent to any Person pursuant to the terms of this Agreement shall not be a Business Day, then (notwithstanding any other provision of the Class B

Notes or this Agreement) payment or mailing need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made or mailed on the nominal date of any such Payment Date, or such other date for the payment of any distribution to any Class B Noteholder or the mailing of such notice, as the case may be, and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

      SECTION 7.11. GOVERNING LAW. In view of the fact that Class B Noteholders are expected to reside in many states and outside the United States and the desire to establish with certainty that this Agreement will be governed by and construed and interpreted in accordance with the law of a state having a well-developed body of commercial and financial law relevant to transactions of the type contemplated herein, this Agreement and each Class B Note shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

      SECTION 7.12. COUNTERPARTS. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      SECTION 7.13. USURY. The amount of interest payable or paid on any Class B Note under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the State of New York or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable New York laws, which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any Class B Note exceeds the Highest Lawful Rate, the Issuer stipulates that such excess amount will be deemed to have been paid to the Class B Noteholder as a result of an error on the part of the Indenture Trustee acting on behalf of the Issuer and the Class B Noteholder receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Indenture Trustee on behalf of the Issuer, refund the amount of such excess or, at the option of such Class B Noteholder, apply the excess to the payment of principal of such Class B Note, if any, remaining unpaid. In addition, all sums paid or agreed to be paid to the Indenture Trustee for the benefit of Class B Noteholders for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Class B Notes.

      SECTION 7.14. AMENDMENT. (a) The Indenture Trustee, the Sponsor and the Master Servicer, may at any time and from time to time, with the prior written consent of the Note Insurer but without the giving of notice to or the receipt of the consent of the Class B Noteholders, amend this Agreement, and the Indenture Trustee shall consent to such amendment, for the purpose of (i) curing any ambiguity, or correcting or supplementing any provision hereof which may be inconsistent with any other provision hereof, or to add provisions hereto which are not inconsistent with the provisions hereof, (ii) complying with the requirements of the Code and the regulations proposed or promulgated thereunder; provided, however, that any such action shall not, as evidenced by an opinion of counsel delivered to the Indenture Trustee, materially and adversely affect the interests of any Class B Noteholder (without its written consent).

      (b) The Indenture Trustee, the Sponsor and the Master Servicer may, at any time and from time to time, with the prior written consent of the Note Insurer but without the giving of notice to or the receipt of the consent of the Class B Noteholders, amend this Agreement, and the Indenture Trustee shall consent to such amendment, for the purpose of changing the definitions of Trust B Specified Overcollateralization Amount provided, however, that no such change shall affect the weighted average life of the Class B Notes (assuming an appropriate prepayment speed as determined by the Underwriter by more than five percent, as determined by the Underwriter.

      (c) This Agreement may also be amended by the Indenture Trustee, the Sponsor, and the Master Servicer at any time and from time to time, with the prior written approval of the Note Insurer and not less than a majority of the Percentage Interest represented by each the Class B Notes then Outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Class B Noteholders hereunder; provided, however, that no such amendment shall (a) change in any manner the amount of, or change the timing of, payments which are required to be distributed to any Class B Noteholder without the consent of the Class B Noteholder, (b) reduce the aforesaid percentages of Percentage Interests which are required to consent to any such amendments or (c) result in a down-rating or withdrawal of any ratings then assigned to the Class B Notes, without the consent of the Class B Noteholders of the then Outstanding Class B Notes.

      (d) The Note Insurer, the Class B Noteholders, Moody's and Standard & Poor's shall be provided with copies of any amendments to this Agreement, together with copies of any opinions or other documents or instruments executed in connection therewith.

      SECTION 7.15. THE NOTE INSURER. The Note Insurer is a third-party beneficiary of this Agreement. Any right conferred to the Note Insurer shall be suspended during any period in which the Note Insurer is in default in its payment obligations under the Note Policy, except with respect to amendments to this Agreement pursuant to Section 11.14. During the continuance of a Note Insurer Default, the Note Insurer's rights hereunder shall vest in the Indenture Trustee on behalf of the Class B Noteholders and shall be exercisable by the Class B Noteholders of at least a majority in Percentage Interest of the Class B Notes then Outstanding or, if there are no Class B Notes then Outstanding and the Note Policy has expired or a Note Insurer Default has occurred and is continuing, or if there are no Class B Notes outstanding and any and all amounts due and owing the Note Insurer under the Insurance Agreement have been paid in full, and the Note Policy has expired or is unavailable due to a Note Insurer Default, by at least a majority of the Trust B Certificates then Outstanding. At such time as the Class B Notes are no longer Outstanding hereunder and the Note Insurer has been reimbursed for all Reimbursement Amounts to which it is entitled hereunder and the Note Policy has expired, the Note Insurer's rights hereunder shall terminate.

      SECTION 7.16. NOTICES. All notices hereunder shall be given as follows, until any superseding instructions are given to all other Persons listed below:


                  The Indenture Trustee:    Bankers Trust Company
                                               of California, N.A.
                                            3 Park Plaza
                                            Irvine, CA 92614
                                            Attention:  Advanta 1998-4B
                                            Tel:  (949) 253-7575
                                            Fax:  (949) 253-7577

                  The Sponsor:              Advanta Mortgage Conduit Services
                                            Inc.
                                            Welsh & McKean Road
                                            Spring House, Pennsylvania 19477
                                            Tel:
                                            Attention: Structured Finance

                  The Master Servicer:      Advanta Mortgage Corp. USA
                                            10790 Rancho Bernardo Road
                                            San Diego, California 92127
                                            Tel: (619) 674-3317
                                            Fax: (619) 674-3666

                  The Note Insurer:         Ambac Assurance Corporation
                                            One State Street Plaza
                                            New York, New York 10004
                                            Attention:  General Counsel
                                            (Advanta Mortgage Loan Trust
                                            1998-4B Mortgage Loan Backed
                                            Notes Series 1998-4)
                                            Telecopy No.:  (212) 363-1459
                                            Confirmation:  ( ___ ) ___-____

                  Moody's:                  Moody's Investors Service
                                            99 Church Street
                                            New York, New York 10007
                                            Attention: The Mortgage Monitoring
                                            Department

                  Standard & Poor's:        Standard & Poor's Ratings Group
                                            26 Broadway, 15th Floor
                                            New York, New York 10004
                                            Attention: Manager, Structured
                                            Finance Operations Group

                  Underwriter:              Morgan Stanley & Co. Incorporated
                                            1585 Broadway
                                            New York, New York 10036

                  The Issuer:               Advanta Mortgage Loan Trust  1998-4B
                                            c/o Wilmington Trust Company, as
                                            Owner Trustee
                                            Rodney Square North
                                            1100 North Market Street
                                            Wilmington, Delaware 19890


      SECTION 7.17. LIMITATION OF LIABILITY. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Agreement and by any person claiming by, through or under them and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaking by the Issuer under this Agreement or any related documents.

      IN WITNESS WHEREOF, the Sponsor, the Issuer, the Master Servicer and the Indenture Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                   ADVANTA MORTGAGE CONDUIT SERVICES,
                                     INC.,
                                     as Sponsor


                                   By:/s/ Mark T. Dunsheath
                                      ------------------------------------------
                                      Mark T. Dunsheath
                                      Vice President


                                   ADVANTA MORTGAGE CORP. USA
                                     as Master Servicer


                                   By:/s/ Mark T. Dunsheath
                                      ------------------------------------------
                                      Mark T. Dunsheath
                                      Vice President


                                   ADVANTA MORTGAGE LOAN
                                     TRUST 1998-4B,
                                     as Issuer

                                   By: WILMINGTON TRUST COMPANY, not in its
                                         individual capacity but solely as
                                         Owner Trustee,

                                   By:/s/ Emmet Harmon
                                      ------------------------------------------
                                      Name: Emmet Harmon
                                      Title: Vice President


                                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                     as Indenture Trustee


                                   By:/s/ Mark McNeill
                                      ------------------------------------------
                                      Name: Mark McNeill
                                      Title: Vice President


          [SIGNATURE PAGE TO THE TRUST B SALE AND SERVICING AGREEMENT]

STATE OF CALIFORNIA        )
                           :   ss.:
COUNTY OF                  )


      On the ____ day of _________, 1998, before me personally came ___________ to me known, who, being by me duly sworn did depose and say that his/her office is located at Three Park Plaza, Irvine, California 92614; that s/he is ________________ of Bankers Trust Company of California, N.A., the national banking corporation described in and that executed the above instrument as Indenture Trustee; and that s/he signed his/her name thereto under authority granted by the Board of Directors of said national banking association.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



[NOTARIAL SEAL]

_______________________________________
                          Notary Public

                                                                       EXHIBIT A
                                         TO TRUST B SALE AND SERVICING AGREEMENT


                     FORM OF CONTENTS OF MORTGAGE LOAN FILE

      (a) the original Note, or a certified copy thereof, bearing all intervening endorsements, endorsed either (i) "Pay to the order of Bankers Trust Company of California, N.A., as custodian or trustee under the applicable custody or trust agreement, without recourse" or (ii) "Pay to the order of Bankers Trust Company of California, N.A., as custodian or trustee under the applicable custody or trust agreement, without recourse, Advanta as Master Servicer," or (iii) "Pay to the order of Bankers Trust Company of California, N.A., as custodian or trustee" by [Seller, signature, name, title] and signed in the name of the previous owner by an authorized offer (in the event that the Mortgage Loan was acquired by the previous owner in a merger the signature must be in the following form: "[the previous owner], successor by merger to [name of predecessor]", in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: "[the previous owner], formerly known as [previous name]". The original Note should be accompanied by any rider made in connection with the origination of the related Mortgage Loan;

      (b) the original of any guarantee executed in connection with the Note (if any);

      (c) the original Mortgage with evidence of recording thereon or copies certified by the related recording office or if the original Mortgage has not yet been returned from the recording office, a certified copy of the Mortgage;

      (d) the originals of all assumption, modification, consolidation or extension agreements;

      (e) the original assignment of Mortgage of each Mortgage Loan to "Bankers Trust Company of California, N.A., as custodian or trustee". In the event that the Mortgage Loan was acquired by the previous owner in a merger, the assignment of Mortgage must be the "(previous owner), successor by merger to (names of predecessor)"; and in the event that the Mortgage Loan was acquired or originated by the previous owner while doing business under another name, the Assignment of Mortgage must be by the "(previous owner), formerly known as (previous name)"; and

      (f) the originals of all intervening assignments of Mortgage, showing a complete chain of assignment from origination to the related Seller, including warehousing assignments, with evidence of recording thereon (or, if an original intervening assignment has not been returned from the recording office, a certified copy thereof.

                                                                       EXHIBIT B


             FORM OF CERTIFICATE RE: MORTGAGE LOANS PREPAID IN FULL


      I, Mark T. Dunsheath, Vice President of Advanta Mortgage Conduit Services, Inc., a Delaware corporation, as sponsor (the "Sponsor"), hereby certify that between the "Cut-Off Date" (as defined in the Trust B Sale and Servicing Agreement dated as of November 1, 1998 among the Sponsor, Advanta Mortgage Corp. USA, as master servicer, Advanta Mortgage Loan Trust 1998-4B, as Issuer, and Bankers Trust Company of California, N.A., as Indenture Trustee) and the date hereof the following schedule of "Mortgage Loans" (as defined in the Trust B Sale and Servicing Agreement) has been prepaid in full.


Dated:  November 24, 1998


                                     By:      __________________________________
                                              Name:    Mark T. Dunsheath
                                              Title:   Vice President

              FORM OF INDENTURE TRUSTEE'S ACKNOWLEDGMENT OF RECEIPT


      Bankers Trust Company of California, N.A., in its capacity as Indenture Trustee (the "Indenture Trustee") under that certain Trust B Sale and Servicing Agreement dated as of November 1, 1998 (the "Trust B Sale and Servicing Agreement") by and among Advanta Mortgage Conduit Services, Inc., a Delaware corporation, as sponsor (the "Sponsor"), Advanta Mortgage Corp. USA, a Delaware corporation, as master servicer, Advanta Mortgage Loan Trust 1998-4B (the "Issuer") and Bankers Trust Company of California, N.A., as Indenture Trustee, hereby acknowledges receipt of the items delivered to it on behalf of the Issuer by the Sponsor with respect to the Mortgage Loans listed on Schedule I of the Trust B Sale and Servicing Agreement except as set forth in the exception report attached hereto and hereby declares that it will hold such items on behalf of the Class B Noteholders and the Note Insurer.


                                       BANKERS TRUST COMPANY OF CALIFORNIA, N.A.


                                     By:________________________________________
                                        Name:
                                        Title:


Dated:  December ___, 1998

                                EXCEPTION REPORT

                                                                       EXHIBIT D

                              FORM OF CERTIFICATION

      WHEREAS, the undersigned is an Authorized Officer of Bankers Trust Company of California, N.A., a national banking association, acting in its capacity as Indenture Trustee (the "Indenture Trustee") of a certain pool of mortgage loans (the "Pool") heretofore conveyed in trust to the Indenture Trustee, pursuant to that certain Trust B Indenture dated as of November 1, 1998 (the " Trust B Indenture ") by and among Advanta Mortgage Loan Trust 1998-4B, as Issuer (the "Issuer") and the Indenture Trustee; and

      WHEREAS, the Trustee is required, pursuant to Section 2.2(a) of the Trust B Sale and Servicing Agreement dated as of November 1, 1998 (the "Trust B Sale and Servicing Agreement") among the Sponsor, the Issuer, the Indenture Trustee and Advanta Mortgage Corp. USA, as Master Servicer, to review the Files relating to the Pool within a specified period following the Closing Date and to notify the Sponsor promptly of any defects with respect to the Pool, and the Sponsor is required to remedy such defects or take certain other action, all as set forth in Section 2.2(b) of the Trust B Sale and Servicing Agreement; and

      WHEREAS, Section 2.2(a) of the Trust B Sale and Servicing Agreement requires the Indenture Trustee to deliver this Certification upon the satisfaction of certain conditions set forth therein.

      NOW, THEREFORE, it has determined that all required documents (or certified copies of documents listed in Section 2.1 of the Trust B Sale and Servicing Agreement) have been executed or received, and that such documents relate to the Initial Mortgage Loans identified in the Schedules of Mortgage Loans pursuant to Section 2.1(a) of the Trust B Sale and Servicing Agreement or, in the event that such documents have not been executed and received or do not so relate to such Mortgage Loans, any remedial action by the Sponsor pursuant to
Section 2.2(b) of the Trust B Sale and Servicing Agreement has been completed. The Indenture Trustee makes no certification hereby, however, with respect to any intervening assignments or assumption and modification agreements.


                                    BANKERS TRUST COMPANY
                                    OF CALIFORNIA, N.A.

                                    By:_________________________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT E


                                 DELIVERY ORDER


                                                               November 24, 1998


Bankers Trust Company
  of California, N.A.
Three Park Plaza
16th Floor
Irvine, California 92614

Attention:  Corporate Trust Administration

Ladies and Gentlemen:

      Pursuant to Section 2.2 of the Trust B Indenture, dated as of November 1, 1998 (the "Trust B Indenture") by and between Advanta Mortgage Loan Trust 1998-4B, as Issuer and Bankers Trust Company of California, N.A., as Indenture Trustee, the Issuer HEREBY CERTIFIES that all conditions precedent to the issuance of Advanta Mortgage Loan Trust 1998-4B, Mortgage Loan Asset-Backed Notes (the "Class B Notes"), HAVE BEEN SATISFIED and HEREBY REQUESTS YOU TO AUTHENTICATE AND DELIVER said Class B Notes, and to RELEASE said Class B Notes to the holders thereof, or otherwise upon their order.


                             Very truly yours,

                             ADVANTA MORTGAGE LOAN TRUST 1998-4B

                             by: WILMINGTON TRUST COMPANY,
                                 not in its individual capacity but
                                 solely as Owner Trustee

                                 By:      ______________________________
                                          Name:
                                          Title:

                     Advanta Mortgage Conduit Services, Inc.
                           Mortgage Loan Certificates
                                 Series 1998-4B

                        Statement to Class B Noteholders

AS TO THE POOL

DISTRIBUTION DATE:

DELINQUENCY ADVANCES MADE:

ACCRUED SERVICING FEE FOR THE CURRENT PERIOD:

PLUS ADDITIONAL SERVICING FEES:

LESS PERMITTED REDUCTIONS TO SERVICING FEES:

TOTAL SERVICING FEES DUE MASTER SERVICER (INCLUDING MASTER SERVICING FEE):

COLLECTED SERVICING FEES FOR CURRENT PERIOD:

                  Total Delinquency (Excluding Foreclosure & REO, Including
                  delinquent bankruptcies)
                                                                                             Loans in
                                                                                             Foreclosure
                  30-59          60-89           90+                                         (Including
                  Days           Days            Days           Total Delinquency            bankruptcies in F/C)
                  ----           ----            ----           -----------------            --------------------
UPS-$
%-$

Loans-$
%-#



BOOK VALUE AND LOAN NUMBER OF REO PROPERTY:

NUMBER OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:

NUMBER OF LOANS AS OF THE NEXT DISTRIBUTION DATE:

WEIGHTED AVERAGE COUPON AS OF THE CURRENT DISTRIBUTION DATE:

WEIGHTED AVERAGE COUPON AS OF THE NEXT DISTRIBUTION DATE:

SUBSTITUTION AMOUNTS:

LOAN PURCHASE PRICES

                           Bankruptcy
                           Proceedings
                           -----------
                           Loans -# UPB-$


Status
  Current
  Delinquent*
  Foreclosure*

Total

                           Modified Loans
                           --------------
                           Loans-#  UPS-$

Status
  Current
  Delinquent*
  Foreclosure*

Total

*  included in delinquency and foreclosure statistics above

CURTAILMENTS INCLUDED IN CURRENT DISTRIBUTION:

PREPAYMENTS IN FULL INCLUDED IN CURRENT DISTRIBUTION:

RECOVERIES OF PRINCIPAL INCLUDED IN CURRENT DISTRIBUTION:

CARRY-FORWARD AMOUNT:

AMOUNT OF SUBORDINATION INCREASE OR DECREASE:

INFORMATION PURSUANT TO
SECTION 6049(d)(7)(C):

PROJECTED EXCESS SPREAD:

BALANCE OF LARGEST LOAN:

                                 TRUST ACTIVITY

                          TRUST B NOTE ACCOUNT DEPOSIT

AS TO THE POOL:

PROCEEDS OF LIQUIDATION OF TRUST ESTATE:

AMOUNT OF DEPOSIT IN THE TRUST B NOTE ACCOUNT:

LOAN PURCHASE PRICE AMOUNTS:

SUBSTITUTION AMOUNT:

INVESTMENT EARNINGS:  ON CERT. ACCT.

MONTHLY REMITTANCE FOR EACH CLASS:

AMOUNT OF EXCESS SPREAD ALLOCABLE USED TO COVER SHORTFALLS WITH RESPECT TO TRUST A AND TRUST C:

AMOUNT WITHDRAWN FROM TRUST B NOTE ACCOUNT
AND DEPOSITED IN THE EXPENSE ACCOUNT:

AMOUNT WITHDRAWN FROM TRUST B NOTE ACCOUNT
AND DISTRIBUTED TO TRUST B CERTIFICATES:
 .
 .
AMOUNT REMAINING IN TRUST B ACCOUNT:

PREMIUM AMOUNT:

                                                                       EXHIBIT F

                             FORM OF MONTHLY REPORT

                     Advanta Mortgage Conduit Services, Inc.
                               Mortgage Loan Notes
                                 Series 1998-4B

                        Statement to Class B Noteholders

                                                                                                                  CURRENT
                     ORIGINAL FACE    PRIOR PRINCIPAL                                                            PRINCIPAL
      CLASS              VALUE            BALANCE           INTEREST         PRINCIPAL           TOTAL            BALANCE
------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------
TOTALS
------------------------------------------------------------------------------------------------------------------------------

FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                 PASS-THROUGH RATES


                             PRIOR                                                      CURRENT
                           PRINCIPAL                                                   PRINCIPAL
   CLASS       CUSIP        BALANCE        INTEREST       PRINCIPAL        TOTAL        BALANCE         CURRENT       NEXT
------------------------------------------------------------------------------------------------------------------------------



SPONSOR:    Advanta Mortgage Conduit Services, Inc.  ACCOUNT
SERVICER:   Advanta Mortgage Corp. USA               MANAGER:  _________________

LEAD UNDERWRITER: Morgan Stanley & Co. Incorporated

RECORD DATE:
DISTRIBUTION DATE:
FACTOR INFORMATION:

                                                                       EXHIBIT G

                     FORM OF MASTER SERVICER'S TRUST RECEIPT


To:      Bankers Trust Company
         of California, N.A.
         Three Park Plaza
         16th Floor
         Irvine, California 92614

         Attn:  Corporate Trust

                                      Date:

      In connection with the administration of the mortgage loans held by you as Indenture Trustee under a certain Trust B Indenture dated as of November 1, 1998 and by and between Advanta Mortgage Loan Trust 1998-4B, as Issuer, and you, as Indenture Trustee (the "Agreement"), the Master Servicer hereby requests a release of the File held by you as Indenture Trustee with respect to the following described Mortgage Loan for the reason indicated below:


Mortgagor's Name:

Loan No.:

Reason for requesting file:

_______ 1.    Mortgage Loan paid in full.

                       (The Master Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Trust B Note Account (whichever is applicable) pursuant to the Agreement.)

_______ 2.    Mortgage Loan repurchased pursuant to Section 4.14 of the
              Agreement.

                       (The Master Servicer hereby certifies that the Loan Purchase Price has been or will be paid to the Trust B Note Account pursuant to the Agreement.)

_______ 3.    Mortgage Loan substituted.

                       (The Master Servicer hereby certifies that a Qualified Replacement Mortgage has been or will be assigned and delivered to you along with the related File pursuant to the Agreement.)

_______ 4.    The Mortgage Loan is being foreclosed.

_______ 5.    Other.  (Describe)


      The undersigned acknowledges that the above File will be held by the undersigned in accordance with the provisions of the Agreement and will be returned to you, except if the Mortgage Loan has been paid in full, or repurchased or substituted for by a Qualified Replacement Mortgage (in which case the File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed (in which case the File will be returned when no longer required by us for such purpose).

      Capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

                                     ADVANTA MORTGAGE CORP. USA



                                     By ________________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                                                       EXHIBIT H

                      FORM OF SUBSEQUENT TRANSFER AGREEMENT


      Advanta Mortgage Conduit Services, Inc., as Seller, and Advanta Mortgage Loan Trust 1998-4B, as Purchaser, pursuant to the Sale and Servicing Agreement dated as of November 1, 1998 among Advanta Mortgage Corp. USA as Master Servicer, Advanta Mortgage Conduit Services, Inc., as Sponsor, Advanta Mortgage Loan Trust 1998-4B, as Issuer, Bankers Trust Company of California, N.A., as Indenture Trustee (the "Trust B Sale and Servicing Agreement"), hereby confirm their understanding with respect to the sale by the Seller and the purchase by the Purchaser of those Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

      Conveyance of Subsequent Mortgage Loans. The Seller does hereby irrevocably transfer, assign, set over and otherwise convey to the Purchaser, without recourse (except as otherwise explicitly provided for herein) all of its right, title and interest in and to the Subsequent Mortgage Loans, including specifically, without limitation, the Mortgages, the Files and all other documents, materials and properties appurtenant thereto and the Notes, including all interest accruing and principal collected by the Seller on or with respect to the Subsequent Mortgage Loans on or after the Subsequent Cut-Off Date of any related insurance policies on behalf of the Purchaser. The Seller shall deliver the original Mortgage or mortgage assignment with evidence of recording thereon (except as otherwise provided by the Trust B Sale and Servicing Agreement) and other required documentation in accordance with the terms set forth in Section 2.4(a) of the Trust B Sale and Servicing Agreement.

      The costs relating to the delivery of the documents specified in this Subsequent Transfer Agreement and the Trust B Sale and Servicing Agreement shall be borne by the Seller.

      Additional terms of the sale are attached hereto as Attachment A.

      The Seller hereby affirms the representations and warranties set forth in the Trust B Sale and Servicing Agreement that related to the Subsequent Mortgage Loans as of the date hereof. The Seller hereby delivers notice and confirms that each of the conditions set forth in Section 2.4(a) to the Trust B Sale and Servicing Agreement are satisfied as of the date hereof.

      All terms and conditions of the Trust B Sale and Servicing Agreement are hereby ratified, confirmed and incorporated herein; provided that in the event of any conflict the provisions of this Subsequent Transfer Agreement shall control over the conflicting provisions of the Trust B Sale and Servicing Agreement.

      Terms and capitalized and not defined herein shall have their respective meanings as set forth in the Trust B Sale and Servicing Agreement.

      IN WITNESS WHEREOF, the parties have executed this Subsequent Transfer Agreement as of this ____ day of ____________, ______.


                            ADVANTA MORTGAGE CONDUIT
                            SERVICES, INC.,
                            as Seller


                            By:_______________________________
                               Mark Dunsheath
                               Vice President


                            ADVANTA MORTGAGE LOAN
                            TRUST 1998-4B
                            By: Wilmington Trust Company, not in its individual
                                capacity but solely as Owner Trustee

                            By:_______________________________
                               Name:
                               Title:

Dated:

Attachments

A.   Additional Terms of the Sale.
B.   Schedule of Mortgage Loans.
C.   Opinion of Seller's Counsel.
D.   Seller's Officer's Certificate.
E.   Opinion of Seller's Bankruptcy Counsel.
F.   Trustee's Certificate.
H.   Purchase Request.
I.   Assignment.

                     ADVANTA MORTGAGE CONDUIT SERVICES, INC.
                          SUBSEQUENT TRANSFER AGREEMENT
                         ADVANTA MORTGAGE POOL: 1998-4B
                                 NOVEMBER, 1998


1.  CUTOFF DATE                        1 NOVEMBER 1998 (DD MONTH YEAR)
1A. PRICING DATE                       _________________ (DD MONTH YEAR)
2.  CLOSING DATE                       24 NOVEMBER 1998 (DD MONTH YEAR)
2A. DAYS - CUTOFF TO CLOSING
3.  POOL PRINCIPAL BALANCE AS
    OF THE CUTOFF DATE
4.  NET PURCHASE PRICE EQUALS:                 100.00%
    PLUS:
5.  ACCRUED INTEREST                         $
    EQUALS:                                  --------

6.  NET PROCEEDS                             $
                                             ========
7.  PASSTHROUGH RATE                         %
    SEE FORMULA BELOW
8.  FIRST DISTRIBUTION DATE
9.  MAXIMUM CLTV
10. REQUIRED MINIMUM COUPON
11. MAXIMUM BALLOON PERCENTAGE
12. MAXIMUM CONCENTRATION PCT
13. MAXIMUM VACATION &
    INVESTOR OWNED PCT
14. ADDITIONAL REPS & WARRANTIES:
15. OTHER MATTERS

                                                                       EXHIBIT I


                                 ADDITION NOTICE

Bankers Trust Company of California, N.A.
Three Park Plaza, 16th floor
Irvine, CA  92714

Moody's Investors Service, Inc.
99 Church Street
New York, NY  10007

Standard & Poor's Ratings Group
26 Broadway
New York, NY  10004

AMBAC Assurance Corporation
One State Street Plaza, 17th floor
New York, NY  10004

         Re:      Advanta Mortgage Loan Trust 1998-4B

Ladies and Gentlemen:

      Pursuant to Section 2.4(a) of the Sale and Servicing Agreement, dated as of November 1, 1998 (the "Agreement"), among Advanta Mortgage Conduit Services, Inc., as Sponsor, Advanta Mortgage Corp. USA, as Master Servicer, Advanta Mortgage Loan Trust 1998-4B, as Issuer, and Bankers Trust Company of California, N.A., as Indenture Trustee, we expect to deliver to the Indenture Trustee on _______________, for transfer to the Advanta Mortgage Loan Trust 1998-4B, the Subsequent Mortgage Loans (as defined in the Agreement) on the schedule attached hereto, in the aggregate Principal Balance (as defined in the Agreement) of $_______________.

      This Addition Notice is dated as of _______________.


                                    ADVANTA MORTGAGE CONDUIT SERVICES, INC.


                                    By: ___________________________
                                    Name:
                                    Title:


                                      I-1